Exhibit 10.6

INTERCREDITOR AGREEMENT
dated as of November 2, 2017
among
CITIBANK, N.A.,
as Initial ABL Agent,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Term Agent,
and
EACH ADDITIONAL TERM DEBT AGENT FROM TIME TO TIME PARTY HERETO

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TABLE OF CONTENTS
Page

.	2
1.1Defined Terms                                    2
1.2Construction                                    21
SECTION 2. LIEN PRIORITIES.                                22
2.1Relative Priorities                                22
2.2Prohibition on Contesting Liens or Claims                    24
2.3New Liens                                    24
2.4Similar Liens and Agreements                            25

.	26
3.1Exercise of Remedies with respect to the ABL Priority Collateral            26
3.2Exercise of Remedies with respect to the Term Priority Collateral            26
3.3Exclusive Enforcement Rights                            27
3.4Permitted Actions                                28
3.5Retention of Proceeds                                29
3.6Non-Interference                                29
3.7Unsecured Creditor Remedies                            29
3.8Commercially Reasonable Dispositions; Notice of Exercise            30
3.9Inspection and Access Rights                            30
3.10Sharing of Information and Access                        32
3.11Tracing of and Priorities in Proceeds                     33

.	33
4.1Application of Proceeds                                33
4.2Turnover                                    35
4.3No Subordination in Right of Payment                        37
4.4Non-Lienable Assets                                37
4.5Application of Payments                            38
4.6Nature of ABL Debt                                38
4.7Nature of Term Debt                                38

.	38
5.1Releases                                    38
5.2Insurance                                    41
5.3Amendments; Refinancings; Legend                        42
5.4Bailee for Perfection                                44
5.5When Payment in Full of ABL Priority Debt or Payment in Full of Term
Priority Debt Deemed to Not Have Occurred                    45
5.6Transfer of Pledged Collateral                            46

.	47
6.1Enforceability and Continuing Priority                        47
6.2Financing                                    47
6.3Sales                                        48
6.4Relief from the Automatic Stay                            49
6.5Adequate Protection                                49
6.6Specific Sections of the Bankruptcy Code                    51
6.7No Waiver; Limitation                                51
6.8Avoidance Issues                                51

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Page
6.9Plan of Reorganization                                51
6.10Post-Petition Interest                                52
6.11Separate Grants of Security and Separate Classification                53
SECTION 7. RELIANCE; WAIVERS; ETC.                            54
7.1Reliance                                    54
7.2No Warranties or Liability                            54
7.3No Waiver of Lien Priorities                            54
7.4Obligations Unconditional                            57
SECTION 8. MISCELLANEOUS.                                57
8.1Conflicts                                    57
8.2Effectiveness; Continuing Nature of this Agreement; Severability            57
8.3Amendments; Waivers                                58
8.4Information Concerning Financial Condition of Holdings and its Subsidiaries    58
8.5Subrogation                                    59
8.6SUBMISSION TO JURISDICTION; WAIVERS                    59
8.7Notices                                        60
8.8Further Assurances                                60
8.9Applicable Law                                    60
8.10Binding on Successors and Assigns                        60
8.11Headings                                    61
8.12Counterparts                                    61
8.13Third Party Beneficiaries                            61
8.14Provisions Solely to Define Relative Rights                    61
8.15Integration                                    61
8.16Reciprocal Rights                                61
8.17Capacity of Initial Term Agent                            61
SECTION 9. TERM PURCHASE OPTION.                            62
9.1Notice of Exercise                                62
9.2Purchase and Sale                                62
9.3Payment of Purchase Price                            62
9.4Supplemental Purchase Price                            63
9.5Resignation                                    63
SECTION 10. ABL PURCHASE OPTION.                            63
10.1Notice of Exercise                                63
10.2Purchase and Sale                                63
10.3Payment of Purchase Price                            64
10.4Supplemental Purchase Price                            64
10.5Resignation                                    64

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Exhibits:

Exhibit A	– Form of Additional Joinder Agreement

Exhibit B	– Form of Grantor Joinder Agreement

Schedules:

Schedule 1    – Notice Provisions

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INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of November 2, 2017, and entered into by and between CITIBANK, N.A., in its capacities as administrative agent for the lenders and collateral agent for the secured parties under the ABL Documents, including its successors and assigns in such capacities from time to time (the “Initial ABL Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (the “Trustee”), not in its individual capacity, but solely in its capacity as trustee and priority lien collateral trustee under the Indenture, including its successors and assigns from time to time (in such capacity and in any other capacity under the Note Documents, the “Initial Term Agent”), and following the execution of an Additional Joinder Agreement (as defined below), each Additional Term Debt Agent (as defined below). Capitalized terms used in this Agreement not defined in this Preamble or in the Recitals below have the meanings assigned to them in Section 1 below.
RECITALS
Warrior Met Coal, Inc., a Delaware corporation (and successor by conversion to Warrior Met Coal, LLC, a Delaware limited liability company) (“Holdings”), Warrior Met Coal Intermediate Holdco, LLC, a Delaware limited liability company (“Intermediate Holdco”), Warrior Met Coal Gas, LLC, a Delaware limited liability company (“WMC Gas”), Warrior Met Coal Mining, LLC, a Delaware limited liability company (“WMC Mining”), Warrior Met Coal TRI, LLC, a Delaware limited liability company (“WMC Tri”), Warrior Met Coal BCE, LLC, a Delaware limited Liability company (“WMC BCE”), Warrior Met Coal Land, LLC, a Delaware limited liability company “(WMC Land”), Warrior Met Coal WV, LLC, a Delaware limited liability company (“WMC WV”), and Warrior Met Coal LA, LLC, a Delaware limited liability company (“WMC LA”, and together with Holdings, Intermediate Holdco, WMC Gas, WMC Mining, WMC Tri, WMC BCE, WMC Land and WMC WV, the “ABL Borrowers”), each guarantor party thereto, each lender from time to time party thereto, the Initial ABL Agent, Citibank, N.A., as Swingline Lender, and Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as L/C Issuers, have entered into that certain Asset-Based Revolving Credit Agreement dated as of April 1, 2016, as amended through the date hereof (the “Initial ABL Credit Agreement”) providing for a secured revolving credit facility pursuant to which such lenders have or may, from time to time, make loans and provide other financial accommodations to the ABL Borrowers, including, but not limited to, issuing letters of credit. The obligation of the ABL Borrowers to repay such loans and other financial accommodations under the Initial ABL Credit Agreement is guaranteed by certain Subsidiaries of Holdings identified as guarantors from time to time under the Initial ABL Credit Agreement (each, an “ABL Guarantor” and, collectively, the “ABL Guarantors”).
Holdings has issued 8.00% Senior Secured Notes due 2024 in an initial aggregate principal amount of $350,000,000 (the “Initial Notes”) under the Indenture dated as of November 2, 2017 (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Indenture), among Holdings, certain Subsidiaries of Holdings, the Trustee and the Initial Term Agent. The Initial Notes are guaranteed by Intermediate Holdco, WMC Gas, WMC Mining, WMC Tri, WMC BCE, WMC Land, WMC WV, WMC LA and each other wholly owned domestic Restricted Subsidiary of Holdings that is or becomes a borrower or guarantor under the ABL Credit Agreement (each, a “Notes Guarantor” and, collectively, the “Notes Guarantors”, and, together with the ABL Guarantors, the “Guarantors”, and together with Holdings and the ABL Guarantors, collectively, the “Loan Parties”).
The obligations of the ABL Borrowers and the ABL Guarantors under the ABL Documents, the ABL Hedging Obligations and the Bank Product Obligations are to be secured (i) on a first priority basis

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by Liens on the ABL Priority Collateral and (ii) on a second priority basis by Liens on the Term Priority Collateral.
The obligations of Holdings and the Notes Guarantors under the Term Documents and the Term Hedging Obligations are to be secured (i) on a first priority basis by Liens on the Term Priority Collateral and (ii) on a second priority basis by Liens on the ABL Priority Collateral.
The Initial ABL Agent, for itself and on behalf of the Initial ABL Claimholders, and the Initial Term Agent, for itself and on behalf of the Initial Term Claimholders, desire to enter into this Agreement (i) to confirm the relative priority of their respective security interests in the assets of the Loan Parties, (ii) to provide for the application, in accordance with such priorities, of proceeds of such assets and properties and (iii) to address certain other matters.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION.
1.1    Defined Terms. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. As used in this Agreement, the following terms shall have the following meanings:
“ABL Agent” means, collectively, (i) the Initial ABL Agent and (ii) any Person (including for purposes related to the administration of the ABL Collateral Documents) designated as an agent, administrative agent, trustee, representative, collateral agent or like title or role under any documents Refinancing any ABL Debt.
“ABL Borrower Representative” means the “Borrower Representative,” as that term is defined in the Initial ABL Credit Agreement, as in effect on the date hereof.
“ABL Cap” means, as of any date of determination, the greater of (i) up to $125,000,000 outstanding under the ABL Credit Agreement or any other ABL Documents (with Letters of Credit and bankers’ acceptances issued thereunder being deemed to have a principal amount equal to the face amount thereof) and (ii) the sum of (A) 75% of the book value (calculated in accordance with GAAP) of the inventory of Holdings and any Restricted Subsidiaries (excluding LIFO reserves) and (B) 90% of the book value of accounts receivable of Holdings and any Restricted Subsidiaries (in each case, calculated on a pro forma basis by the book value set forth on the consolidated balance sheet of Holdings for the most recently ended four full fiscal quarters for which financial statements are available). Bank Product Obligations and ABL Hedging Obligations shall not be subject to the ABL Cap and shall be disregarded in determining whether ABL Debt is Excess ABL Debt or ABL Priority Debt.
“ABL Cash Collateral” has the meaning set forth in Section 6.2(a).
“ABL Claimholders” means, as of any date of determination, the holders of the ABL Debt at that time, including (i) the ABL Agent, (ii) the ABL Lenders, (iii) the Bank Product Providers in respect of Bank Product Obligations and (iv) the ABL Hedge Providers in respect of ABL Hedge Obligations.
“ABL Collateral” means all of the assets of each and every Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Debt, including all proceeds and products thereof, and which, for the avoidance of doubt, shall not include any Excluded Property.
“ABL Collateral Documents” means the ABL Security Agreement, the ABL Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any ABL Debt or under which rights or remedies with respect to such Liens are governed.
“ABL Credit Agreement” means, collectively, (i) the Initial ABL Credit Agreement and (ii) any other asset-based revolving credit facilities with banks or other institutional or other lenders providing for asset-based revolving credit loans or letters of credit, as such credit facility, in whole or in part, in one or more instances, may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, Refinanced or replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders or other party, so long as the agents or representatives of the holders of such indebtedness execute and deliver a joinder to this Agreement reasonably acceptable to the other parties hereto.

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“ABL Debt” means all Obligations (as that term is defined in the Initial ABL Credit Agreement or any other ABL Credit Agreement) and all other amounts owing, due or secured under the terms of the ABL Credit Agreement or any other ABL Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, Letters of Credit, ABL Hedging Obligations, Bank Product Obligations, obligations to provide cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the ABL Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“ABL Default” means any “Event of Default”, as that term is defined in the ABL Credit Agreement.
“ABL Default Disposition” has the meaning set forth in Section 5.1(h).
“ABL Deficiency Claim” means any portion of the ABL Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law).
“ABL DIP Financing” has the meaning set forth in Section 6.2(a).
“ABL DIP Financing Conditions” means that:
(i)    (A) the Term Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), (B) as to the Term Priority Collateral that existed as of the date of the commencement of such Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), the Term Agent’s Liens with respect to such Term Priority Collateral remain senior and prior to the Liens (inclusive of any Liens securing the ABL DIP Financing) of the ABL Agent or any other provider of ABL DIP Financing with respect to such Term Priority Collateral, and (C) as to Term Priority Collateral acquired by the applicable Grantor after the commencement of such Insolvency Proceeding (excluding proceeds of Term Priority Collateral existing prior to the commencement of such Insolvency Proceeding), either (x) neither the ABL Claimholders nor the Term Claimholders obtain a Lien with respect to such Term Priority Collateral or (y) if a Lien with respect to such Term Priority Collateral is granted to secure the ABL DIP Financing, then the Term Agent obtains a Lien with respect to such Term Priority Collateral and the Liens with respect to such Term Priority Collateral securing the ABL DIP Financing are junior and subordinate to the Liens of the Term Agent with respect to such Term Priority Collateral;
(ii)    all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent securing the ABL Debt on ABL Priority Collateral;
(iii)    the proposed ABL Cash Collateral use or ABL DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or

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substantially all of the material terms are set forth in the ABL Cash Collateral order or ABL DIP Financing documentation, as applicable;
(iv)    the proposed ABL Cash Collateral order or ABL DIP Financing documentation does not expressly require the sale of all or substantially all of the Term Priority Collateral prior to a default under the ABL Cash Collateral order or ABL DIP Financing documentation; and
(v)    any of the ABL Claimholders may seek adequate protection, to the extent, but only to the extent, expressly permitted under this Agreement.
“ABL Documents” means the ABL Credit Agreement, the ABL Collateral Documents, each of the other “Loan Documents” (as that term is defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments executed pursuant thereto or in connection therewith.
“ABL Hedge Provider” means a “Hedge Bank” or similar term in the ABL Credit Agreement.
“ABL Hedging Obligations” means any obligations arising under a “Swap Contract” (or similar term) (as defined in the ABL Credit Agreement) that are owed to an ABL Hedge Provider.
“ABL Lenders” means, as of any date of determination, the holders of the ABL Debt at that time, including the Initial ABL Lenders.
“ABL Mortgages” means each Mortgage under which any Lien on Real Property or Fixtures owned or leased by any Grantor is granted to secure any ABL Debt or under which rights or remedies with respect to any such Liens are governed.
“ABL Priority Collateral” means all rights, title and interests of each Grantor in the following Collateral, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, including, without duplication, (a) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (c) all claims of each Grantor for damages arising out of or for breach of or default under any of the following and (d) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:
(i)all Accounts, but solely for purposes of this clause (i), excluding rights to payment for any property which specifically constitutes Term Priority Collateral that has been sold, leased, licensed, assigned or otherwise disposed of; provided, however, that, for the avoidance of doubt, all rights to payment arising from any sale, lease, license, assignment or other disposition of Inventory or Goods (other than Fixtures or Equipment) or the provision of services shall constitute ABL Priority Collateral;
(ii)    all Chattel Paper;
(iii)    all Deposit Accounts, Securities Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution (other than to the extent any such Deposit Accounts, Securities Accounts or

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other accounts solely contain identifiable Proceeds of any Term Priority Collateral) and all cash, money, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;
(iv)    all Inventory and all rights to receive payments, indebtedness and other obligations which arise as a result of the sale, lease or other disposition of Inventory or Goods (in each case other than Fixtures or Equipment) or provision of services, including the right to payment of interest or finance charges;
(v)    all cash, Money and Cash Equivalents (other than (1) identifiable Proceeds of any Term Priority Collateral and (2) cash solely for so long as it is pledged to third parties to the extent permitted under Sections 7.01(f), (g) or (s) of the Initial ABL Credit Agreement or any equivalent provisions in any successor ABL Credit Agreement);
(vi)    to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (v), all General Intangibles (excluding Equity Interests and any Intellectual Property to the extent such Intellectual Property is not attached to or necessary to sell any item of Inventory), letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments and Documents; provided that to the extent any of the foregoing also relates to any Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;
(vii)    to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all insurance; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;
(viii)    to the extent relating to any of the items referred to in the preceding clauses (i) through (vii), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;
(ix)    to the extent relating to any of the items referred to in the preceding clauses (i) through (viii), all Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (viii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;
(x)    all Books and records, including all books, databases, customer lists and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and
(xi)    all cash Proceeds and, solely to the extent not constituting Term Priority Collateral, non-cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance Proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing;

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provided, however, that (x) if Collateral of any type is received in exchange for ABL Priority Collateral pursuant to an Enforcement Action or during an Insolvency Proceeding, such Collateral will be treated as ABL Priority Collateral and (y) if Collateral of any type is received in exchange for Term Priority Collateral pursuant to an Enforcement Action or during an Insolvency Proceeding, such Collateral will be treated as Term Priority Collateral. For the avoidance of doubt, no Excluded Property shall constitute ABL Priority Collateral.
“ABL Priority Debt” means all ABL Debt other than Excess ABL Debt.
“ABL Priority Standstill Period” has the meaning set forth in Section 3.1.
“ABL Purchase Notice” has the meaning set forth in Section 10.1(a).
“ABL Purchase Option Period” has the meaning set forth in Section 10.1(a).
“ABL Purchase Option Trigger” means any of the following events: (i) the acceleration of the maturity date of all or a portion of the Term Debt pursuant to the Term Documents; (ii) the commencement of Enforcement Action against the Term Priority Collateral by the Term Agent; or (iii) the commencement of an Insolvency Proceeding with respect to any Grantor.
“ABL Secured Claim” means any portion of the ABL Debt not constituting an ABL Deficiency Claim.
“ABL Security Agreement” means the “Security Agreement”, as that term is defined in the Initial ABL Credit Agreement as in effect on the date hereof.
“Additional Joinder Agreement” shall mean a joinder agreement in the form of Exhibit A hereto.
“Additional Term Debt” means indebtedness of the Grantors issued or incurred following the date of this Agreement to the extent (i) such indebtedness is designated in writing to each Agent as “Additional Term Debt” by Holdings, (ii) such indebtedness is not prohibited by the terms of the ABL Credit Agreement, the Indenture, any other Term Credit Facility Agreement or any other Additional Term Debt Agreement from being secured by Liens on the Collateral, (iii) if applicable, the Grantors have granted new Liens, on or about the closing date of such indebtedness, on the Collateral to secure the obligations in respect of such indebtedness and (iv) the Additional Term Debt Agent, for the holders of such indebtedness, has entered into an Additional Joinder Agreement on behalf of the Term Claimholders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Term Claimholders.
“Additional Term Debt Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Term Debt pursuant to any Additional Term Debt Agreement.
“Additional Term Debt Agreement” means the indenture, credit agreement or other agreement under which any Additional Term Debt is incurred.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means

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the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means the ABL Agent or the Term Agent, or both, as the context requires.
“Agreement” has the meaning set forth in the preamble hereto.
“Bank Product Obligations” means any obligations arising under a “Secured Cash Management Agreement” (or similar term) (as defined in the ABL Credit Agreement) that are owed to a Bank Product Provider.
“Bank Product Provider” means a “Cash Management Bank” (or similar term) (as defined in the ABL Credit Agreement).
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for relief of debtors.
“Books” means books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence, indicate, summarize or contain information relating to any assets (including the Collateral) or liabilities of any Grantor or any Grantor’s business operations or financial condition.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Capital Stock” means: (i) in the case of a corporation, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Casualty Receipt” means any cash received by or paid to any Person as a result of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that a Casualty Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds or awards (i) are received by such Person in respect of loss or damage to inventory, equipment, fixed assets or real property and are applied (or in respect of which expenditures were previously incurred) to replace or repair the inventory, equipment, fixed assets or real property in respect of which such proceeds were received or to acquire or construct other assets useful in the business of the Person and/or its Subsidiaries in accordance with the applicable Loan Documents or (ii) are received by such Person in respect of any third party claim against, or liability of, such Person and are applied to pay (or to reimburse such Person for its prior payment of) such claim or liability and the costs and expenses of such Person with respect thereto.
“Claimholders” means the ABL Claimholders and the Term Claimholders, or any one of them.

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“Coal” means coal owned by Holdings or any of its Subsidiaries, or coal that Holdings or any of its Subsidiaries has the right to extract, in each case located on, under or within, or produced or severed from Real Property owned by, or leased or licensed to, Holdings or any of its Subsidiaries.
“Collateral” means all of the assets of each and every Grantor, whether real, personal or mixed, constituting ABL Collateral or Term Collateral.
“Collateral Documents” means the ABL Collateral Documents or the Term Collateral Documents, as the context requires.
“Collateral Proceeds” means proceeds received by any Grantor or any Subsidiary of a Grantor or any Claimholder in respect of any Casualty Receipt or Disposition or series of related Dispositions (whether as a result of an Enforcement Action, a Disposition or series of related Dispositions by one or more of the Grantors, or otherwise).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, document, mortgage, deed of trust, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Debt” means the ABL Debt or the Term Debt, as the context requires.
“Disposition”, “Dispose” or “Disposing” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other similar right), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable, or any rights and claims associated therewith or entering into an agreement to do the same.
“Enforcement Action” means any of the following taken after the occurrence of an ABL Default or a Term Default, as applicable:
(i)    the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition;
(ii)    the exercise of any right or remedy provided to a secured creditor under the ABL Documents or the Term Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or any depositary bank, securities intermediary or other person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation;
(iii)    the Disposition by a Claimholder of all or any portion of the Collateral, by private or public sale or any other means;
(iv)    the solicitation of bids from third parties to conduct the Disposition by a Claimholder of all or a material portion of the Collateral to the extent undertaken and being diligently

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pursued in good faith to consummate the Disposition by a Claimholder of such Collateral within a commercially reasonable time;
(v)    the engagement or retention by a Claimholder of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purpose of valuing, marketing or Disposing by a Claimholder of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition by a Claimholder of such Collateral within a commercially reasonable time;
(vi)    the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the ABL Documents, the Term Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or a material portion of the Collateral to facilitate the actions described in the preceding clauses); and
(vii)    the pursuit of ABL Default Dispositions or Term Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.
For the avoidance of doubt, the following shall not constitute an Enforcement Action: (a) the imposition of a default rate or a late fee, (b) the suspension or termination of the commitments to lend under the ABL Documents or under the Term Documents, (c) the consent by the ABL Agent or the requisite ABL Lenders to the disposition by any Grantor of any of the ABL Priority Collateral (other than an ABL Default Disposition with respect to a material portion of the ABL Priority Collateral), (d) the consent by the Term Agent or the requisite Term Lenders to the disposition by any Grantor of any of the Term Priority Collateral (other than a Term Default Disposition with respect to a material portion of the Term Priority Collateral), (e) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection in accordance with the terms of this Agreement, (f) the acceleration of the Term Debt or the ABL Debt and (g) the exercise of cash dominion with respect to any deposit account based on the amount of Availability (as that term is defined in the ABL Credit Agreement).
“Enforcement Notice” means a written notice delivered by either the ABL Agent or the Term Agent to the other stating (i) that an ABL Default or a Term Default, as applicable, has occurred and is continuing under any ABL Credit Agreement or any Term Credit Facility Agreement, as applicable, and specifying the nature of the relevant event of default, and (ii) that an Enforcement Period has commenced with respect to the applicable Priority Collateral.
“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (i) in case of an Enforcement Period commenced by Term Agent, the Payment in Full of Term Priority Debt, (ii) in the case of an Enforcement Period commenced by the ABL Agent, the Payment in Full of ABL Priority Debt and (iii) the ABL Agent or the Term Agent (as applicable) terminates the Enforcement Period (including in connection with a waiver or cure of each event of default that gave rise to such Enforcement Notice) by written notice delivered to the other.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

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“Excess ABL Debt” means the sum of (i) the amount by which the principal amount of the loans and (to the extent not constituting loans under the ABL Credit Agreement) reimbursement obligations with respect to drawn Letters of Credit outstanding under the ABL Documents and the undrawn amount of Letters of Credit outstanding under the ABL Documents exceeds the ABL Cap, plus (ii) the portion of interest, premium and fees that accrues or is charged with respect to that portion of the principal amount of the loans, reimbursement obligations and Letters of Credit described in clause (i) of this definition.
“Excess Term Debt” means the sum of (i) the amount by which the principal amount of the notes or loans outstanding under the Term Documents exceeds the Term Cap, plus (ii) the portion of interest, premium and fees that accrues or is charged with respect to that portion of the principal amount of the notes and loans in clause (i) of this definition.
“Excluded Property” means (i) any assets described as “Excluded Assets” in the ABL Security Agreement or “Excluded Assets” in the Term Credit Facility Agreement and (ii) any other assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is not granted (and not purported to be granted) as security for the ABL Debt or the Term Debt (excluding, for the avoidance of doubt, any asset that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute Collateral).
“Final Order” means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure may be filed with respect to such order shall not cause such order not to be a Final Order.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession), which are in effect on the date hereof.
“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantors” means the Loan Parties and each other person that may, from time to time, execute and deliver an ABL Collateral Document or a Term Collateral Document as a “debtor,” “grantor,” “obligor” or “pledgor” (or the equivalent thereof) or that may, from time to time, be (or whose assets may be) subject to a judgment lien in favor of any of the ABL Claimholders or any of the Term Claimholders in respect of the ABL Debt or the Term Debt, as applicable, and “Grantor” means any one of them.
“Guarantors” has the meaning set forth in the recitals to this Agreement and “Guarantor” means any one of them.

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“Holdings” has the meaning set forth in the recitals to this Agreement.
“Indenture” has the meaning set forth in the recitals to this Agreement.
“Inalienable Interests” has the meaning set forth in Section 4.4.
“Initial ABL Agent” has the meaning set forth in the preamble to this Agreement.
“Initial ABL Claimholders” means, as of any date of determination, the holders of the “Obligations”, as that term is defined in the Initial ABL Credit Agreement, at that time, including (i) the Initial ABL Agent, (ii) the Initial ABL Lenders, (iii) the Bank Product Providers and (iv) the ABL Hedge Providers.
“Initial ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.
“Initial ABL Lenders” means the “Lenders”, as that term is defined in the Initial ABL Credit Agreement (including each L/C Issuer and the Swingline Lender (as those terms are defined in the Initial ABL Credit Agreement)).
“Initial Noteholders” means the holders from time to time of the Initial Notes.
“Initial Notes” has the meaning set forth in the recitals to this Agreement.
“Initial Term Agent” has the meaning set forth in the preamble to this Agreement.
“Initial Term Claimholders” means, as of any date of determination, the holders of the “Obligations”, as that term is defined in the Term Credit Facility Agreement, at that time, including (i) the Trustee and the Initial Term Agent and (ii) the Initial Noteholders.
“Insolvency Proceeding” means:
(i)    any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;
(ii)    any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;
(iii)    any liquidation, dissolution or winding up of any Grantor (other than any of the foregoing permitted under the ABL Documents and the Term Documents) whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
(iv)    any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor.
“Intellectual Property” means all intellectual property of every kind and nature and any other similar intangible rights throughout the world, including inventions, designs, patents, copyrights, licenses, trademarks and service marks (including the goodwill connected with the use thereof and symbolized thereby), domain names, trade secrets, confidential or proprietary technical and business information, know-how or other confidential or proprietary data or information, technology, processes, software and databases,

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together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present or future infringements thereof and (iv) rights corresponding thereto throughout the world.
“Junior 507(b) Claims” has the meaning set forth in Section 6.5(a)(vi).
“Junior Agent” means, with respect to the ABL Priority Collateral, the Term Agent, and with respect to the Term Priority Collateral, the ABL Agent.
“Junior Claimholders” means, with respect to the ABL Priority Collateral, the Term Claimholders, and with respect to the Term Priority Collateral, the ABL Claimholders.
“Junior Collateral” means, with respect to the ABL Debt, all Term Priority Collateral, and with respect to the Term Debt, all ABL Priority Collateral.
“Junior Debt” means, with respect to the ABL Priority Collateral, the Term Debt, and with respect to the Term Priority Collateral, the ABL Debt.
“Letters of Credit” means the “Letters of Credit”, as that term is defined in the ABL Credit Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” means ABL Documents or Term Documents, as the context requires.
“Loan Parties” has the meaning specified in the recitals to this Agreement.
“Material Leased Real Property” means (i) as of the date of this Agreement, all Real Property located in Tuscaloosa County or Jefferson County, Alabama subject to a Real Property Lease under which Holdings or any other Grantor is the lessee or tenant (x) that is essential to Holdings’ mine plan for the period from the date hereof to November 1, 2024 and (y) in respect of which the coal royalties payable under such Real Property Lease are or would reasonably be expected to be equal to or greater than $1,500,000, in the aggregate, during the period from the date hereof to November 1, 2024, in the case of each of clauses (x) and (y) above, as determined by Holdings on the date hereof in its reasonable judgment, as set forth on the Schedule of Leased Real Property attached as Schedule 10(b) to the Term Security Agreement, and (ii) any other Real Property subject to a Real Property Lease that Holdings or any other Grantor enters into or acquires after the date hereof as the lessee or tenant thereunder for the purpose of mining or conducting mining operations on such leased Real Property (including, without limitation, extraction of coal and other minerals and the processing and transport thereof) (x) that is essential to the Holdings’ mine plan for the period from the date of execution of such Real Property Lease to November 1, 2024 and (y) in respect of which the coal royalties payable under such Real Property Lease are or would reasonably be expected to be equal to or greater than $1,500,000, in the aggregate, during the period from date of execution of such Real Property Lease to November 1, 2024, in the case of each of clauses (x) and (y) above, as determined by Holdings on the date of execution of such Real Property Lease in its reasonable judgment.

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“Material Owned Real Property” means (i) as of the date of this Agreement, all Real Property consisting of a fee or surface estate located in Tuscaloosa County or Jefferson County, Alabama owned by Holdings or any other Grantor that is essential to Holdings’ mine plan or surface operations (including the transportation and/or shipping of coal, support for mining activities and maintenance of underground and surface equipment) for the period from the date hereof to November 1, 2024 as determined by Holdings on the date hereof in its reasonable judgment, as set forth on the Schedule of Owned Real Property attached as Schedule 10(a) to the Term Security Agreement, and (ii) any other Real Property consisting of a fee or surface estate that Holdings or any other Grantor acquires an ownership interest in after the date hereof for the purpose of mining or conducting mining operations on such Real Property (including, without limitation, extraction of coal and other minerals and the processing and transport thereof) the fair value of which, as of the date of acquisition thereof, is equal to or greater than $10,000,000 as determined by the applicable tax assessor.
“Mine” means any excavation or opening into the earth in the United States now and hereafter made from which coal or other minerals are or can be extracted on or from any of the real properties in which any Person holds an ownership, leasehold or other interest.
“Mortgaged Property” means all Real Property and Fixtures subject to the Mortgages.
“Mortgages” means each deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage and leasehold deed of trust on Real Property or Fixtures owned or leased by any Grantor that is granted to secure any ABL Debt or Term Debt or under which rights or remedies with respect to any such Liens are governed, in each case as amended, restated, supplemented or otherwise modified from time to time.
“Noteholders” means the Initial Noteholders and all other “holders” from time to time under the Indenture.
“Ordinary Course Collections” has the meaning set forth in Section 4.1(b).
“Payment in Full of ABL Priority Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8, the indefeasible payment in full in cash of the ABL Priority Debt (other than ABL Hedging Obligations and Bank Product Obligations and indemnity and other contingent obligations as to which no claim has been asserted), the cancellation or expiration of all Letters of Credit issued under the ABL Credit Agreement (unless cash collateralized, otherwise collateralized with “back to back” letters of credit or otherwise supported on terms reasonably acceptable to the applicable letter of credit issuer), and the termination of all commitments thereunder.
“Payment in Full of Priority Debt” means, (i) if the Term Debt constitutes the Priority Debt, the Payment in Full of Term Priority Debt, and (ii) if the ABL Debt constitutes the Priority Debt, the Payment in Full of ABL Priority Debt.
“Payment in Full of Term Priority Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8, the indefeasible payment in full in cash of the Term Priority Debt (other than Term Hedging Obligations and indemnity and other contingent obligations as to which no claim has been asserted), and the termination of all commitments thereunder.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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“Pledged Collateral” has the meaning set forth in Section 5.4(a).
“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the Term Documents or the ABL Documents, continue to accrue (or which would, absent commencement of an Insolvency Proceeding, accrue) after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under Bankruptcy Law or in any such Insolvency Proceeding.
“Priority Agent” means, with respect to the ABL Priority Collateral, the ABL Agent, and with respect to the Term Priority Collateral, Term Agent.
“Priority Claimholders” means, with respect to the ABL Priority Collateral, the ABL Claimholders, and with respect to the Term Priority Collateral, the Term Claimholders.
“Priority Collateral” means, with respect to the ABL Debt, all ABL Priority Collateral, and with respect to the Term Debt, all Term Priority Collateral.
“Priority Debt” means, with respect to the ABL Priority Collateral, the ABL Debt, and with respect to the Term Priority Collateral, the Term Debt.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all improvements, fixtures, easements, hereditaments, permits and appurtenances relating thereto.
“Real Property Lease” means any lease, letting, sublease, or other similar agreement to which any Person is a party and is granted a possessory interest in or a right to use or occupy all or any portion of Real Property (including, without limitation, the right to extract minerals from any portion of Real Property) and every amendment or modification thereof.
“Receivables” means all of the following now owned or hereafter arising or acquired assets of any Grantor: (i) all Accounts constituting ABL Priority Collateral pursuant to clause (i) of the definition of ABL Priority Collateral; (ii) all amounts at any time payable to any Grantor in respect of the sale or other Disposition of any such Accounts; (iii) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any such Accounts; (iv) all payment intangibles other than payment intangibles that constitute the identifiable proceeds of Term Priority Collateral or are otherwise excluded from being ABL Priority Collateral pursuant to clause (i) of the definition thereof; (v) all other contract rights, chattel paper, instruments or other forms of rights to payment, in each case arising from the sale, lease or other Disposition of Inventory, the licensing of Inventory and the rendition of services or otherwise related to any Accounts described in clause (i) above or Inventory of a Grantor (including, choses in action, causes of action or other rights and claims against carriers or shippers, rights to indemnification and identifiable proceeds thereof, and casualty or similar types of insurance, in each case relating to ABL Priority Collateral, and identifiable proceeds thereof); and (vi) all other rights to payment in which any Grantor has an interest, whether evidenced by promissory notes or otherwise, and whether consisting of accounts, instruments, general intangibles or other rights to payment, in each case in this clause (vi) arising out of, relating to, derivative of or constituting proceeds of the assets included in the definition of ABL Priority Collateral or in the preceding clauses (i) through (v) of this definition.
“Recovery” has the meaning set forth in Section 6.8.

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“Refinance” means, in respect of any indebtedness or any commitment to extend credit (and the documents governing such indebtedness or commitment to extend credit), to refinance, amend and restate, extend, renew, supplement, restructure, replace, refund or repay, or to issue other indebtedness or commitment to extend credit in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers, or agents. “Refinanced” and “Refinancing” shall have correlative meanings.
“Related Mining Assets” means (i) Coal washing and processing facilities, (ii) Coal loading and shipping facilities, including without limitation, if owned, barges and railcars, (iii) computer and control systems utilized for operation or management of any of the foregoing and (iv) contracts with the Port of Mobile, Alabama providing the right to use the McDuffie Coal Terminal for export of Coal.
“Reserve Area” means any real property constituting coal reserves or access to coal reserves that is not an active Mine in which any Person holds an ownership, leasehold or other interest.
“Restricted Subsidiary” has the meaning set forth in the Term Facility Credit Agreement.
“Senior 507(b) Claims” has the meaning set forth in Section 6.5(a)(v).
“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Term Agent” means, collectively, (i) the Initial Term Agent, (ii) any Additional Term Debt Agent and (iii) any Person (including for purposes related to the administration of the Term Collateral Documents) designated as an agent, administrative agent, trustee, representative, collateral agent or like title or role under any documents Refinancing any Term Debt; provided that, notwithstanding anything to the contrary herein, any reference to the Term Agent in any provision of this Agreement requiring the consent, waiver or exercise of any right, power or discretion on the part of the Term Agent shall mean, at any time that there is more than one Term Agent, the Initial Term Agent acting as Term Agent for the related Term Claimholders and as agent for any other Term Agent in accordance with and subject to the terms of the Term Intercreditor Agreement, unless the ABL Agent receives written notification signed by all Term Agents indicating that pursuant to the Term Intercreditor Agreement another Person shall be deemed the Term Agent hereunder.
“Term Cap” means, as of any date of determination, (i) $350,000,000, plus (ii) the sum of (A) $100,000,000, plus (B) the amount of Term Debt such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Priority Secured Leverage Ratio (as defined in the Indenture as of the date hereof) would not exceed 2.00 to 1.00, plus (C) the amount of Term Debt such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Secured Leverage Ratio (as defined in the Indenture as of the date hereof) would not exceed 3.00 to 1.00, plus (D) without duplication, the aggregate principal amount of any interest accruing from the principal amount of

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indebtedness as set forth in clauses (A), (B) and (C) herein that has been capitalized under the Term Facility Credit Agreement. Term Hedging Obligations shall not be subject to the Term Cap and shall be disregarded in determining whether Term Debt is Excess Term Debt or Term Priority Debt.
“Term Cash Collateral” has the meaning set forth in Section 6.2(b).
“Term Claimholders” means, as of any date of determination, the holders of the Term Debt at that time, including (A) the Trustee, (B) the Term Agent, (C) the Noteholders, (D) the Term Hedge Providers in respect of Term Hedging Obligations, (E) each Additional Term Debt Agent and (F) any holders of Additional Term Debt.
“Term Collateral” means all of the assets of each and every Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Term Debt, including all proceeds and products thereof, and which, for the avoidance of doubt, shall not include any Excluded Property.
“Term Collateral Documents” means the Term Security Agreement, the Term Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing the Notes or any other Term Debt or under which rights or remedies with respect to such Liens are governed.
“Term Credit Facility Agreement” means, collectively, (i) the Indenture, (ii) any Additional Term Debt Agreement and (iii) any other credit agreement or debt facility that is secured by the Collateral , as such credit agreement or debt facility, in whole or in part, in one or more instances, may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, Refinanced or replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders or other party, so long as the agents or representatives of the holders of such indebtedness execute and deliver (i) a joinder to this Agreement reasonably acceptable to the other parties hereto and (ii) if after such Refinancing there are multiple Term Credit Facility Agreements, the Term Intercreditor Agreement. Any reference to the Term Credit Facility Agreement hereunder shall be deemed a collective reference to all Term Credit Facility Agreements then in existence.
“Term Debt” means all Obligations (as that term is defined in the Indenture or any other Term Credit Facility Agreement) and all other amounts owing, due or secured under the terms of the Indenture, any other Term Credit Facility Agreement or any other Term Document, including Additional Term Debt, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, Term Hedging Obligations, any indemnities or guarantees, and all other amounts payable under or secured by any Term Credit Facility Agreement (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“Term Default” means any “Event of Default”, as that term is defined in the Term Credit Facility Agreement.
“Term Default Disposition” has the meaning set forth in Section 5.1(i).

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“Term Deficiency Claim” means any portion of the Term Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law).
“Term DIP Financing” has the meaning set forth in Section 6.2(b).
“Term DIP Financing Conditions” means that:
(i)    (A) the ABL Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), (B) as to the ABL Priority Collateral that existed as of the date of the commencement of such Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), the ABL Agent’s Liens with respect to such ABL Priority Collateral remain senior and prior to the Liens (inclusive of any Liens securing the Term DIP Financing) of the Term Agent or any other provider of Term DIP Financing with respect to such ABL Priority Collateral, and (C) as to ABL Priority Collateral acquired by the applicable Grantor after the commencement of such Insolvency Proceeding (excluding proceeds of ABL Priority Collateral existing prior to the commencement of such Insolvency Proceeding), either (x) neither the ABL Claimholders nor the Term Claimholders obtain a Lien with respect to such ABL Priority Collateral or (y) if a Lien with respect to such ABL Priority Collateral is granted to secure the Term DIP Financing, then the ABL Agent obtains a Lien with respect to such ABL Priority Collateral and the Liens with respect to such ABL Priority Collateral securing the Term DIP Financing are junior and subordinate to the Liens of the ABL Agent with respect to such ABL Priority Collateral;
(ii)    all Liens on Term Priority Collateral securing any such Term DIP Financing shall be senior to or on a parity with the Liens of the Term Agent securing the Term Debt on the Term Priority Collateral;
(iii)    the proposed Term Cash Collateral use or Term DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Term Cash Collateral order or Term DIP Financing documentation, as applicable;
(iv)    the proposed Term Cash Collateral order or Term DIP Financing documentation does not expressly require the sale of all or substantially all of the ABL Priority Collateral prior to a default under the Term Cash Collateral order or Term DIP Financing documentation; and
(v)    any of the Term Claimholders may seek adequate protection to the extent, but only to the extent, expressly permitted under this Agreement.
“Term Documents” means the Indenture, each other Term Credit Facility Agreement, the Term Collateral Documents, each of the other “Priority Lien Documents” or “Loan Documents” (in each case, as that term is defined in the Term Credit Facility Agreement) and each of the other agreements, documents and instruments executed pursuant thereto or in connection therewith and any Term Intercreditor Agreement to the extent effective at the relevant time.
“Term Hedge Provider” means a “hedge bank” or similar term in the Term Credit Facility Agreement.

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“Term Hedging Obligations” means any obligations arising under a “Swap Contract” (or similar term) (as defined in the Term Facility Credit Agreement) that are owed to a Term Hedge Provider.
“Term Intercreditor Agreement” means, in the event there is more than one Term Credit Facility Agreement, any agreement among any Term Agents or other Term Claimholders that addresses the relative rights of the Term Claimholders under each Term Credit Facility Agreement and that authorizes and directs the Initial Term Agent (or such other Person as may be designated in the Term Intercreditor Agreement) to act on behalf of all Term Agents for all purposes required by this Agreement.
“Term Lenders” means, as of any date of determination, the holders of the Term Debt at that time, including the Initial Noteholders.
“Term Mortgages” means each Mortgage under which any Lien on Real Property or Fixtures owned or leased by any Grantor is granted to secure any Term Debt or under which rights or remedies with respect to any such Liens are governed.
“Term Priority Collateral” means all rights, title and interests of each Grantor in the following Collateral, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, including, without duplication, (a) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (c) all claims of each Grantor for damages arising out of or for breach of or default under any of the following and (d) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:
(i)    all machinery and Equipment;
(ii)    all Material Owned Real Property and Material Leased Real Property;
(iii)    all Intellectual Property;
(iv)    all Equity Interests in all direct Subsidiaries of any Loan Party;
(v)    all intercompany indebtedness of Holdings and its Subsidiaries owed to any Loan Party;
(vi)    all As-Extracted Collateral (unless (and until) it is (or has become) Inventory);
(vii)    all Fixtures;
(viii)    all Related Mining Assets;
(ix)    all other assets of any Grantor, whether real, personal or mixed, in each case, not constituting ABL Priority Collateral;
(x)    to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (ix), all General Intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments and Documents; provided that to the extent any of the foregoing also relates to any ABL Priority Collateral, only that portion

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related to the items referred to in the preceding clauses (i) through (ix) as being included in the Term Priority Collateral shall be included in the Term Priority Collateral;
(xi)    to the extent relating to any of the items referred to in the preceding clauses (i) through (x), all insurance; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (x) as being included in the Term Priority Collateral shall be included in the Term Priority Collateral;
(xii)    to the extent relating to any of the items referred to in the preceding clauses (i) through (xi), all Supporting Obligations; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the Term Priority Collateral shall be included in the Term Priority Collateral;
(xiii)    to the extent relating to any of the items referred to in the preceding clauses (i) through (xii), all Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the Term Priority Collateral shall be included in the Term Priority Collateral;
(xiv)    all Books and records, including all books, databases, customer lists and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and
(xv)    all cash Proceeds and, solely to the extent not constituting ABL Priority Collateral, non-cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance Proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing;
provided, however, that (x) if Collateral of any type is received in exchange for Term Priority Collateral pursuant to an Enforcement Action or during an Insolvency Proceeding, such Collateral will be treated as Term Priority Collateral and (y) if Collateral of any type is received in exchange for ABL Priority Collateral pursuant to an Enforcement Action or during an Insolvency Proceeding, such Collateral will be treated as ABL Priority Collateral. For the avoidance of doubt, no Excluded Property shall constitute Term Priority Collateral.
“Term Priority Debt” means all Term Debt other than Excess Term Debt.
“Term Priority Standstill Period” has the meaning set forth in Section 3.2.
“Term Purchase Notice” has the meaning set forth in Section 9.1(a).
“Term Purchase Option Period” has the meaning set forth in Section 9.1(a).
“Term Purchase Option Trigger” means any of the following events: (i) the acceleration of the maturity date of all or a portion of the ABL Debt pursuant to the ABL Documents; (ii) the occurrence of an “Event of Default” under the ABL Documents that constitutes a Term Default, if the commitments of the ABL Claimholders to make Loans under and as defined in the ABL Credit Agreement or to issue Letters of Credit are terminated or are suspended as a result thereof for a period of 90 consecutive days or more;

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(iii) the commencement of Enforcement Action against the ABL Priority Collateral by the ABL Agent; or (iv) the commencement of an Insolvency Proceeding with respect to any Grantor.
“Term Secured Claim” means any portion of the Term Debt not constituting a Term Deficiency Claim.
“Term Security Agreement” means the “Security Agreement”, as that term is defined in the Indenture as in effect on the date hereof.
“Trust Officer” means any officer (i) within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be any of the above designated officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and (ii) who shall have direct responsibility for the administration of the Indenture.
“Trustee” has the meaning set forth in the preamble to this Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, or if the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the Uniform Commercial Code as in effect from time to time in such other jurisdiction.
“Use Period” means the period, with respect to any Term Priority Collateral, which begins on the earlier of (i) the day on which the ABL Agent provides the Term Agent with written notice that it intends to exercise its rights under Section 3.9 with respect to such Term Priority Collateral and (ii) the fifth Business Day after Term Agent provides the ABL Agent with written notice that Term Agent (or its agent) has obtained possession or control, as applicable, of such Term Priority Collateral and ends on the earlier of (x) the 180th day after the date on which the ABL Agent initially obtains the right and ability to obtain possession or control, as applicable, of such Term Priority Collateral and (y) the date on which Payment in Full of ABL Priority Debt occurs; provided that if any stay or other order has occurred by operation of law or has been entered by a court of competent jurisdiction that prohibits or limits any of the ABL Claimholders from commencing and continuing to undertake Enforcement Actions or to Dispose of the ABL Priority Collateral, such 180-day period shall be tolled during the pendency of such stay or other order and the Use Period shall be so extended and upon the expiration or lifting of such stay or order, if there are fewer than 45 days remaining in such 45-day period, then such 45 day period shall be extended so that the ABL Claimholders have a Use Period of 45 days remaining upon the expiration or lifting of such stay or order.
1.2    Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except as the context may otherwise require, the inclusive meaning represented by the phrase “and/or.” Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the Initial ABL Credit Agreement or the Indenture, as context may require. Unless the context requires otherwise:
(i)    except as otherwise provided herein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified,

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renewed, extended, Refinanced, refunded or replaced (subject to any restrictions or qualifications on such amendments, restatements, supplements, modifications, renewals, extensions, Refinancings, refunds or replacements set forth herein);
(ii)    except as otherwise expressly provided herein, any reference to a definition in an ABL Document shall be construed to also refer to any comparable term in any agreement, instrument or other document the debt under which Refinances the ABL Debt; provided that any comparable term resulting from such Refinancing would be permitted hereunder if such term had resulted from the amendment or modification of the ABL Debt that is the subject of such Refinancing;
(iii)    except as otherwise expressly provided herein, any reference to a definition in a Term Credit Facility Agreement shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the Term Debt; provided that any comparable term resulting from such Refinancing would be permitted hereunder if such term had resulted from the amendment or modification of the Term Debt that is the subject of such Refinancing;
(iv)    any reference to any agreement, instrument or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing thereto or thereof occurring after the date hereof;
(v)    any definition of, or reference to, the ABL Debt or the Term Debt herein shall be construed as referring to the ABL Debt or the Term Debt (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded or replaced (subject to any restrictions or qualifications on such amendments, restatements, supplements, modifications, renewals, extensions, Refinancings, refunds or replacements set forth herein);
(vi)    any definition of, or reference to, ABL Collateral or Term Collateral herein shall not be construed as referring to any amounts recovered by a Grantor, as a debtor in possession, or a trustee for the estate of a Grantor, under Section 506(c) of the Bankruptcy Code (or by comparable Persons under any other Bankruptcy Law);
(vii)    any reference herein to any person shall be construed to include such person’s successors and assigns and as to any Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;
(viii)    except as otherwise expressly provided herein, any reference to the ABL Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the ABL Claimholders, any reference to the ABL Agent shall be construed as referring to the ABL Agent, for itself and on behalf of the other ABL Claimholders, any reference to the Term Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the Term Claimholders for which such Term Agent serves as agent, any reference to the Term Agent shall be construed as referring to the Term Agent, for itself and on behalf of the other Term Claimholders for which such Term Agent serves as agent, any reference to the ABL Claimholders shall be construed as including the ABL Agent, and any reference to the Term Claimholders shall be construed as referring to the Term Agent;

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(ix)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(x)    all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified; and
(xi)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2.    LIEN PRIORITIES.
2.1    Relative Priorities.
(a)    Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Term Debt or of any Liens in the Collateral securing the ABL Debt (including, in each case, notwithstanding whether any such Lien is granted (or secures Debt relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Term Documents or the ABL Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing or purporting to secure the ABL Debt or the Term Debt, the possession or control of the Collateral by any Claimholder, or any other circumstance whatsoever, the ABL Agent and the Term Agent hereby agree that:
(i)    any Lien with respect to the ABL Priority Collateral securing any ABL Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing (A) any Term Debt or (B) any Excess ABL Debt;
(ii)    any Lien with respect to the ABL Priority Collateral securing any Term Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Priority Debt, and (B) senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing (1) any Excess ABL Debt and (2) any Excess Term Debt;
(iii)    any Lien with respect to the Term Priority Collateral securing any Term Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Term Priority Collateral securing (A) any ABL Debt or (B) any Excess Term Debt;
(iv)    any Lien with respect to the Term Priority Collateral securing any ABL Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the Term Priority Collateral securing any

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Term Priority Debt, and (B) senior in all respects and prior to any Lien with respect to the Term Priority Collateral securing (1) any Excess Term Debt and (2) any Excess ABL Debt;
(v)    any Lien with respect to the ABL Priority Collateral securing any Excess ABL Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Priority Debt and any Term Priority Debt, and (B) senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing any Excess Term Debt;
(vi)    any Lien with respect to the ABL Priority Collateral securing any Excess Term Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Debt and any Term Priority Debt;
(vii)    any Lien with respect to the Term Priority Collateral securing any Excess Term Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the Term Priority Collateral securing any ABL Priority Debt and any Term Priority Debt, and (B) senior in all respects and prior to any Lien with respect to the Term Priority Collateral securing any Excess ABL Debt; and
(viii)    any Lien with respect to the Term Priority Collateral securing any Excess ABL Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Term Priority Collateral securing any Term Debt and any ABL Priority Debt.
(b)    All Liens with respect to the ABL Priority Collateral securing any ABL Priority Debt shall be and remain senior in all respects and prior to all Liens with respect to the ABL Priority Collateral securing any Term Debt or Excess ABL Debt, in each case, for all purposes, whether or not such Liens securing any ABL Priority Debt are subordinated to any Lien securing any other obligation of any Grantor or any other person. All Liens with respect to the Term Priority Collateral securing any Term Priority Debt shall be and remain senior in all respects and prior to all Liens with respect to the Term Priority Collateral securing any ABL Debt or any Excess Term Debt, in each case, for all purposes, whether or not such Liens securing any Term Priority Debt are subordinated to any Lien securing any other obligation of any Grantor or any other person.
2.2    Prohibition on Contesting Liens or Claims. Each of the Term Agent and the ABL Agent agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, validity, attachment, perfection, priority or enforceability of a Lien held by or on behalf of any of the ABL Claimholders in the Collateral (or the extent, validity, allowability or enforceability of any ABL Collateral Document or any ABL Debt secured thereby or purported to be secured thereby) or by or on behalf of any of the Term

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Claimholders in the Collateral (or the extent, validity, allowability or enforceability of any Term Collateral Document or the Term Debt secured thereby or purported to be secured thereby), as the case may be, or the validity or enforceability of any of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent or the Term Agent to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Debt and the Term Debt as provided in Sections 2.1 and 3.
2.3    New Liens.
(a)    Except as contemplated by Section 6 hereof, in the case of an Insolvency Proceeding of a Grantor, no Grantor shall:
(i)    grant or permit any additional Liens on any of its assets not subject to a Lien in favor of the ABL Agent to secure any Term Debt unless such Grantor offers to grant a Lien on such asset, subject in all respects to this Agreement, to secure the ABL Debt concurrently with the grant of a Lien thereon in favor of the Term Agent; or
(ii)    grant or permit any additional Liens on any of its assets not subject to a Lien in favor of the Term Agent to secure any ABL Debt unless such Grantor offers to grant a Lien on such asset, subject in all respects to this Agreement, to secure the Term Debt concurrently with the grant of a Lien thereon in favor of the ABL Agent;
provided, however, that this Section 2.3(a) shall not apply with respect to cash and cash equivalents, and deposit accounts and securities accounts containing solely such cash and cash equivalents, that (i) cash collateralize (A) Letters of Credit issued under the applicable ABL Documents, (B) defaulting lender participations in Letters of Credit, swingline loans or protective advances under the ABL Documents or (C) returned or charged-back items under the ABL Documents, or (ii) constitute “Qualified Cash” (as defined in the ABL Credit Agreement).
(b)    To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Claimholders, each Agent agrees that any amounts received by or distributed to any of the Claimholders pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
2.4    Similar Liens and Agreements.
(a)    The parties hereto agree that it is their intention that the ABL Collateral and the Term Collateral be identical except as provided in Section 6 hereof. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement:
(i)    upon request by the ABL Agent or by the Term Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and in the Term Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Documents and under the Term Documents; and
(ii)    that the ABL Collateral Documents and the Term Collateral Documents and guarantees for the ABL Debt and the Term Debt, shall be, in all material respects, the same forms of documents other than with respect to the priorities of the Liens granted thereunder.

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(b)    The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that the ABL Agent or the Term Agent obtains a Lien in an asset:
(i)    which the other party to this Agreement elects not to obtain as a result of the exercise of its discretion (whether for regulatory, legal, practical or any other reason) pursuant to and as permitted under the ABL Documents or the Term Documents, as applicable; or
(ii)    of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the ABL Documents or the Term Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the ABL Debt and the Term Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.
SECTION 3.    EXERCISE OF REMEDIES.
3.1    Exercise of Remedies with respect to the ABL Priority Collateral. Until the Payment in Full of ABL Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Claimholders will not:
(i)    exercise or seek to exercise (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived, but solely to the extent necessary to further the purpose of this Section) any rights, powers or remedies with respect to any ABL Priority Collateral (including taking any Enforcement Action with respect to any ABL Priority Collateral);
(ii)    commence or join with any person (in each case other than with the ABL Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any Grantor; or
(iii)    object to (or join any party objecting to) the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral;
provided, however, that (w) if a Term Default has occurred and for so long as such Term Default is continuing, subject at all times to the provisions of Sections 2.1(a) and 4, after the expiration of a 180-day period (the “ABL Priority Standstill Period”) which shall commence on the date of receipt by the ABL Agent of the written declaration of the Term Agent at the direction of the requisite percentage of holders of Term Debt of such Term Default and written demand by such Term Agent at the direction of the requisite percentage of holders of Term Debt to Holdings for the accelerated payment of all Term Debt and the termination of all related commitments under the Term Credit Facility Agreement (subject to the tolling of such period to the extent, and for the duration of, any period for which a stay of enforcement rights may be in effect), the Term Agent may take action to enforce its second-priority Liens on the ABL Priority Collateral upon 30 days’ prior written notice to the ABL Agent (which notice may be given prior to the completion of such 180-day period, but not prior to the 150th day of such period); (x) if any of the ABL Agent or the ABL Claimholders are stayed or otherwise prohibited from commencing and continuing to exercise any Enforcement Action or to liquidate or sell any ABL Priority Collateral by operation of law, court order or otherwise, then the 180-

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day period shall be tolled during the pendency of such stay or other prohibition, plus an additional number of days such that the ABL Priority Standstill Period extends at least 45 days after the applicable stay or other prohibition on enforcement are no longer in effect; (y) notwithstanding the foregoing, in no event shall the Term Agent or any Term Claimholder take any Enforcement Action or exercise or continue to exercise any rights or remedies if, notwithstanding the expiration of the ABL Priority Standstill Period, any ABL Claimholder shall have commenced and be pursuing the exercise of any of its rights and remedies with respect to all or any material portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Term Agent); and (z) nothing in this Section 3.1 shall limit the right of the Term Agent to enforce this Agreement.
3.2    Exercise of Remedies with respect to the Term Priority Collateral. Until the Payment in Full of Term Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Claimholders will not:
(i)    exercise or seek to exercise (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived, but solely to the extent necessary to further the purpose of this Section) any rights, powers or remedies with respect to any Term Priority Collateral (including taking any Enforcement Action with respect to any Term Priority Collateral);
(ii)    commence or join with any person (in each case other than with the Term Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any Grantor; or
(iii)    object to (or join any party objecting to) the forbearance by the Term Agent or the Term Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Term Priority Collateral;
provided, however, that (w) if an ABL Default has occurred and for so long as such ABL Default is continuing, subject at all times to the provisions of Sections 2.1(a) and 4, after the expiration of a 180-day period (the “Term Priority Standstill Period”) which shall commence on the date of receipt by the Term Agent of the written declaration of the ABL Agent at the direction of the requisite percentage of holders of ABL Debt of such ABL Default and written demand by the ABL Agent at the direction of the requisite percentage of holders of ABL Debt to the ABL Borrower Representative for the accelerated payment of all ABL Debt and the termination of all related commitments under the ABL Credit Agreement (subject to the tolling of such period to the extent, and for the duration of, any period for which a stay of enforcement rights may be in effect), the ABL Agent may take action to enforce its second-priority Liens on the Term Priority Collateral upon 30 days’ prior written notice to the Term Agent (which notice may be given prior to the completion of such 180-day period, but not prior to the 150th day of such period); (x) if any of the Term Agent or the Term Claimholders are stayed or otherwise prohibited from commencing and continuing to exercise any Enforcement Action or to liquidate or sell any Term Priority Collateral by operation of law, court order or otherwise, then the 180-day period shall be tolled during the pendency of such stay or other prohibition, plus an additional number of days such that the Term Priority Standstill Period extends at least 45 days after the applicable stay or other prohibition on enforcement are no longer in effect; (y) notwithstanding the foregoing, in no event shall the ABL Agent or any ABL Claimholder take any Enforcement Action or exercise or continue to exercise any rights or remedies if, notwithstanding the expiration of the Term Priority Standstill Period, any Term Claimholder shall have commenced and be pursuing the exercise of any of its rights and remedies with respect to all or any material portion of the Term Priority Collateral (prompt notice of such exercise to be given to the ABL Agent); and (z) nothing in this Section 3.2 shall limit the right of the ABL Agent to enforce this Agreement.

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3.3    Exclusive Enforcement Rights.
(a)    Except as provided in the proviso to Section 3.1, until the Payment in Full of ABL Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Claimholders shall have the exclusive right to take Enforcement Actions (including set-off and applicable credit bid rights) with respect to the ABL Priority Collateral without any consultation with or the consent of any of the Term Claimholders. Except as provided in the proviso to Section 3.2, until the Payment in Full of Term Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Claimholders shall have the exclusive right to take Enforcement Actions (including set-off and applicable credit bid rights) with respect to the Term Priority Collateral (and in connection therewith, subject to Section 3.9, make determinations regarding the release or Disposition thereof or any restrictions with respect thereto) without any consultation with or the consent of any of the ABL Claimholders.
(b)    In connection with (i) any Enforcement Action with respect to the ABL Priority Collateral, the ABL Claimholders may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, or (ii) any Enforcement Action with respect to the Term Priority Collateral, the Term Claimholders may enforce the provisions of the Term Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.
3.4    Permitted Actions. Anything to the contrary in this Section 3 notwithstanding, any Claimholder may:
(i)    if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim, proof of claim or statement of interest with respect to (i) in the case of an ABL Claimholder, the ABL Debt, and (ii) in the case of a Term Claimholder, the Term Debt, and in each case, subject in all respects to this Agreement, the Collateral securing such Debt;
(ii)    take any action (not adverse to the priority status of the Liens on the Priority Collateral held by the Priority Agent with respect thereto, or the rights of the Priority Agent or any other Priority Claimholder to undertake Enforcement Actions with respect thereto) in order to create or perfect its Lien in and to the Collateral;
(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of (i) in the case of a claim of an ABL Claimholder in respect of the ABL Debt, the ABL Claimholders, or (ii) in the case of a claim of a Term Claimholder in respect of the Term Debt, the Term Claimholders, in each case including any claims secured by the Collateral, if any, in each case, in accordance with the express provisions of this Agreement;
(iv)    vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the express provisions of this Agreement, with respect to (A) in the case of an ABL Claimholder, the ABL Debt, and (B) in the case of a Term Claimholder, the Term Debt, and (in each case) the Collateral;
(v)    join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of

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the Priority Agent initiated by such Priority Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by such Priority Agent (it being understood that neither the Junior Agent nor any Junior Claimholder shall be entitled to receive any proceeds from the Priority Collateral unless otherwise expressly permitted herein);
(vi)    the Term Agent or any Term Claimholder may exercise any of its rights or remedies with respect to the ABL Priority Collateral in accordance with the Term Documents after the termination of the ABL Priority Standstill Period to the extent permitted by Section 3.1 above; and
(vii)    the ABL Agent or any ABL Claimholder may exercise any of its rights or remedies with respect to the Term Priority Collateral in accordance with the ABL Documents after the termination of the Term Priority Standstill Period to the extent permitted by Section 3.2 above.
3.5    Retention of Proceeds.
(a)    Prior to the Payment in Full of ABL Priority Debt, the Term Claimholders will not receive or retain any proceeds of ABL Priority Collateral in connection with any Enforcement Action or ABL Default Disposition, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.
(b)    Prior to the Payment in Full of Term Priority Debt, the ABL Claimholders will not receive or retain any proceeds of Term Priority Collateral in connection with any Enforcement Action or Term Default Disposition, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.
3.6    Non-Interference. Subject to any specific provision of this Agreement to the contrary, including Sections 3.1, 3.2, 3.3 and 6, each of the Term Agent and the ABL Agent hereby:
(i)    agrees that the Junior Claimholders will not take any action that would restrain, hinder, limit, delay or otherwise interfere with any Enforcement Action (or other action not prohibited hereunder) by the Priority Agent with respect to its Priority Collateral, including any Disposition of such Priority Collateral, whether by foreclosure or otherwise;
(ii)    waives any and all rights that any Junior Claimholder may have as a junior lien creditor or otherwise to object to the manner in which the Priority Agent or the Priority Claimholders seek to enforce or collect their Debt or the Liens securing such Debt granted in any of the Priority Collateral, regardless of whether any action or failure to act by or on behalf of such Priority Agent or the Priority Claimholders is adverse to the interest of the Junior Agent or the Junior Claimholders;
(iii)    waives any and all rights that any Claimholder may have to oppose, object to, or seek to restrict the Priority Agent or any Priority Claimholder from exercising their rights to set off or credit bid its Debt; and
(iv)    acknowledges and agrees that no covenant, agreement, or restriction contained in the applicable Collateral Documents or any other of the applicable Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the

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Priority Agent or the Priority Claimholders with respect to their Priority Collateral as set forth in this Agreement and such Priority Agent’s Loan Documents.
3.7    Unsecured Creditor Remedies. Except as set forth in Sections 2.2, 3.1, 3.2, 3.3, 3.6, 3.8 and 6, the Agents and the other Claimholders may exercise rights and remedies as unsecured creditors generally against any Grantor in accordance with the terms of the applicable Loan Documents and applicable law so long as doing so is not in violation of the terms of this Agreement; provided that in the event that any Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to its Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing such Debt.
3.8    Commercially Reasonable Dispositions; Notice of Exercise.
(a)    The Term Agent hereby irrevocably, absolutely, and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any Disposition of any of the ABL Priority Collateral, on the ground(s) that any such Disposition of ABL Priority Collateral (i) would not be or was not “commercially reasonable” within the meaning of any applicable UCC or (ii) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on Real Property) is to realize on its collateral.
(b)    The ABL Agent hereby irrevocably, absolutely and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any Disposition of any of the Term Priority Collateral, on the ground(s) that any such Disposition of Term Priority Collateral (i) would not be or was not “commercially reasonable” within the meaning of any applicable UCC or (ii) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on Real Property) is to realize on its collateral.
(c)    The ABL Agent shall use commercially reasonable efforts to provide prior notice to the Term Agent of its initial Enforcement Action. The Term Agent shall use commercially reasonable efforts to provide prior notice to the ABL Agent of its initial Enforcement Action.
3.9    Inspection and Access Rights.
(a)    If the Term Agent, or any agent, representative or Affiliate of any of the Term Claimholders, or any receiver, shall, after any Term Default, obtain possession or physical control of any Mortgaged Property, or any material portion of the tangible Term Priority Collateral located on any premises other than Mortgaged Property or control over any material intangible Term Priority Collateral, the Term Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent may at any time thereafter notify the Term Agent in writing if and when the ABL Agent desires to exercise its access rights under this Section 3.9. In addition, if the ABL Agent, or any agent, representative or Affiliate of the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Property, or any material portion of the tangible Term Priority Collateral located on any premises other than Mortgaged Property or control over any material intangible Term Priority Collateral, following the delivery to the Term Agent of an Enforcement Notice, then the ABL Agent may at any time thereafter, without qualifying, limiting or waiving the provisions of Sections 4.2 and 5.4 hereof, notify the Term Agent in writing that the ABL Agent is exercising its access rights under this Agreement under either circumstance. Upon delivery of such notice by the ABL Agent to the Term Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Use Period,” access

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rights may apply to differing parcels of Mortgaged Property and if located at different parcels of Mortgaged Property, to different assets that constitute a portion of the Term Priority Collateral, in each case at differing times, in which case, a differing Use Period will apply to each such property and to each such portion of the Term Priority Collateral located at different parcels of Mortgaged Property. For the avoidance of doubt, different Use Periods shall not apply with regard to Term Priority Collateral located at the same parcel of Mortgaged Property.
(b)    Without limiting any rights any of the ABL Claimholders may otherwise have under applicable law or by agreement and whether or not any of the Term Claimholders has commenced and is continuing to undertake any Enforcement Action, the Term Agent hereby grants to the ABL Agent an irrevocable, non-exclusive right to have access to, and a royalty-free and rent-free license (subject, however, to the payment of any royalties to third parties that are not Grantors or Affiliates thereof that are due as a result of the exploitation of any licensed Intellectual Property) and right to use the Term Priority Collateral, including, without limitation, Intellectual Property, general intangibles and Real Property and equipment, processors, computers and other machinery related to the storage or processing of records, documents or files (and in the case of Term Priority Collateral that constitutes Intellectual Property, the Term Agent hereby grants to the ABL Agent a non-excusive, irrevocable, fully-paid and royalty-free license to use such Intellectual Property) during the Use Period to the maximum extent permitted by applicable law and to the extent of the Term Agent’s interest therein (subject to, for the avoidance of doubt, any third party licenses (i) to access the ABL Priority Collateral and (ii) to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, process raw materials or work-in-process into finished Inventory, take possession of, move, package, prepare and advertise for sale or disposition, sell (by public auction, private sale or a “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the Grantors’ business), store, collect, take reasonable actions to protect, secure and otherwise enforce the rights of the ABL Agent in and to the ABL Priority Collateral, or otherwise deal with the ABL Priority Collateral, in each case without the involvement of or interference by any of the Term Claimholders or liability to any of the Term Claimholders; provided that (A) no ABL Claimholder shall have any right to mine or extract any Coal or other minerals located at, on, under or within any Mortgaged Property or part thereof subject to a Mortgage in favor of the Term Claimholders until after the Payment in Full of Term Priority Debt, (B) any such license shall terminate upon the sale or other Disposition of all the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (C) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful and (D) any such license granted is on an “AS IS” basis, without any representation or warranty whatsoever. This Agreement will not restrict the rights of the Term Agent to sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.9.
(c)    During the period of actual occupation, use or control by the ABL Agent (or its respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Agent shall be obligated to (i) pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during, or that arise as a result of, such use to the extent not paid by the Grantors and (ii) repair at its expense any physical damage (ordinary wear and tear excepted) to such Term Priority Collateral caused by such occupancy, use or control (including the removal of any Collateral from the premises) by the ABL Agent or its agents, representatives or designees; provided that neither the ABL Agent nor the ABL Claimholders will be liable for any diminution in the value of the Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. Notwithstanding the foregoing, in no event shall the ABL Agent have any liability to any of the Term Claimholders pursuant to this Section 3.9 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority

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Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Section 3.9, and the ABL Agent shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent, or for any diminution in the value of the Term Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Agent in the manner and for the time periods specified under this Section 3.9 and subject to the terms hereof. Without limiting the rights granted in this Section 3.9, the ABL Agent shall use commercially reasonable efforts to cooperate with the Term Agent in connection with any efforts made by the Term Claimholders to sell the Term Priority Collateral.
(d)    Consistent with the definition of the term “Use Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Use Period granted to the ABL Agent under this Section 3.9 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining under this Section 3.9. The Term Agent agrees, for the benefit of the ABL Agent, that it shall not be permitted to sell or dispose of any of the Term Priority Collateral during the Use Period unless the buyer agrees in writing to acquire the Term Priority Collateral subject to the terms of Section 3.9 of this Agreement and agrees therein to comply with the terms of this Section 3.9. The rights of the ABL Agent under this Section 3.9 during the Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Term Agent.
(e)    Except as expressly provided herein, the ABL Agent shall not be obligated to pay any amounts to the Term Claimholders (or any Person claiming by, through or under the Term Claimholders, including any purchaser of the Term Priority Collateral) or to any Grantor, for or in respect of the use by the ABL Agent of the Term Priority Collateral. In each case, all amounts paid by the ABL Agent hereunder shall be added to the outstanding principal balance of the ABL Debt.
(f)    The ABL Agent shall use the Term Priority Collateral in accordance with applicable law.
(g)    The Term Agent (i) will not hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL Priority Collateral, or from finishing any work-in-process with respect to the ABL Priority Collateral or assembling the ABL Priority Collateral pursuant to Section 3.9(b), and (ii) will, subject to the rights of any landlords under Real Property Leases, permit the ABL Agent, its employees, agents, advisers and representatives to exercise the rights described in Section 3.9(b), subject to the terms and conditions thereof.
(h)    Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral, without the involvement of, or interference by, any of the ABL Claimholders or liability to any of the ABL Claimholders as long as, in the case of an actual sale, the respective purchaser assumes and agrees in advance in writing to the obligations of the Term Agent under this Section 3.9. If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the Real Property included within the Term Priority Collateral, the ABL Agent shall provide the Term Agent with reasonable prior notice of such sale and shall use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt or interfere with the Term Agent’s use of such real property.
(i)    For the avoidance of doubt, and without limiting the generality of the other provisions of this Agreement, it is hereby acknowledged and agreed that the ABL Agent shall have the right

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to bring an action to enforce its rights under this Section 3.9 and Section 3.10, including an action seeking possession of the applicable Collateral or specific performance of this Section 3.9 and Section 3.10.
3.10    Sharing of Information and Access. If the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any Books of any Grantor which contain information identifying or pertaining to any of the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such Books for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Documents or otherwise, receive possession or control of any Books of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such Books for inspection and duplication or provide to the ABL Agent copies thereof.
3.11    Tracing of and Priorities in Proceeds. Prior to an issuance of any Enforcement Notice by a Claimholder (unless a bankruptcy or insolvency ABL Default or Term Default then exists), any Proceeds of Collateral obtained in accordance with the terms of the ABL Documents and the Term Documents, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Payment in Full of the ABL Priority Debt occurs, the Term Agent hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Term Agent, of cash or other Proceeds of Collateral, deposited under deposit account control agreements to the repayment of ABL Debt pursuant to the ABL Documents.
SECTION 4.    PROCEEDS.
4.1    Application of Proceeds.
(a)    Regardless of whether an Insolvency Proceeding has been commenced by or against any Grantor, any ABL Priority Collateral, or proceeds thereof, received in connection with any Enforcement Action, or any action by the ABL Agent that would have otherwise constituted an Enforcement Action but for the fact that the Collateral that is the subject thereof is not material, and except as otherwise provided in Sections 6.5 and 6.9(c), any ABL Priority Collateral or proceeds thereof (or amounts distributed on account of a Lien on the ABL Priority Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such ABL Priority Collateral or proceeds or other amounts have been monetized) be applied:
(i)    first, to the payment in full in cash of fees, costs, expenses and indemnification amounts of the ABL Agent in connection with such Enforcement Action or other similar action described above in accordance with the ABL Documents or in connection with such Insolvency Proceeding;
(ii)    second, to the payment in full in cash or cash collateralization of the ABL Priority Debt in accordance with the ABL Documents;
(iii)    third, to the payment in full in cash of fees, costs, expenses and indemnification amounts of the Term Agent in connection with such Enforcement Action or other similar action described above in accordance with the Term Documents or in connection with such Insolvency Proceeding;

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(iv)    fourth, to the payment in full in cash of the Term Priority Debt in accordance with the Term Documents;
(v)    fifth, to the payment in full in cash or cash collateralization of the Excess ABL Debt in accordance with the ABL Documents;
(vi)    sixth, to the payment in full in cash of the Excess Term Debt in accordance with the Term Documents; and
(vii)    seventh, to the extent of any surplus remaining after payment in full in cash of the amounts described in the foregoing clauses, to the relevant Grantor or its successors or assigns or as a court of competent jurisdiction may direct.
(b)    Notwithstanding the foregoing, if any Enforcement Action with respect to the ABL Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the ABL Agent as additional Collateral (subject to Section 5.4) and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. Notwithstanding the foregoing, in no event shall the ABL Agent shall have any duty or obligation to take title, to, have any ownership interest in, or to otherwise possess or Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided that any non-cash proceeds received by the ABL Agent (other than any non-cash proceeds received on account of any Term Secured Claim) may be distributed by the ABL Agent to the ABL Claimholders in full or partial satisfaction of ABL Debt in an amount determined by the ABL Agent acting at the direction of the requisite ABL Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding. No receipt and application of any Collateral, or proceeds thereof, received in the ordinary course of business and absent any affirmative enforcement action or remedies (other than the exercise of control with respect to any deposit account or securities account collateral and any notification to account debtors) by the ABL Agent to collect or otherwise realize upon such Collateral (such Collateral, and the proceeds thereof, “Ordinary Course Collections”) shall constitute an Enforcement Action for purposes of this Agreement and all Ordinary Course Collections received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the ABL Credit Agreement.
(c)    Regardless of whether an Insolvency Proceeding has been commenced by or against any Grantor, any Term Priority Collateral, or proceeds thereof, received in connection with any Enforcement Action, or any action by the Term Agent that would have otherwise constituted an Enforcement Action but for the fact that the Collateral that is the subject thereof is not material, and except as otherwise provided in Sections 6.5 and 6.9(d), any Term Priority Collateral or proceeds thereof (or amounts distributed on account of a Lien on the Term Priority Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such Term Priority Collateral or proceeds or other amounts have been monetized) be applied:
(i)    first, to the payment in full in cash of fees, costs, expenses and indemnification amounts of the Term Agent in connection with such Enforcement Action or other similar action described above in accordance with the Term Documents or in connection with such Insolvency Proceeding;
(ii)    second, to the payment in full in cash of the Term Priority Debt in accordance with the Term Documents;

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(iii)    third, to the payment in full in cash of fees, costs, expenses and indemnification amounts of the ABL Agent in connection with such Enforcement Action or other similar action described above in accordance with the ABL Documents or in connection with such Insolvency Proceeding;
(iv)    fourth, to the payment in full in cash or cash collateralization of the ABL Priority Debt in accordance with the ABL Documents;
(v)    fifth, to the payment in full in cash of the Excess Term Debt in accordance with the Term Documents;
(vi)    sixth, to the payment in full in cash or cash collateralization of the Excess ABL Debt in accordance with the ABL Documents; and
(vii)    seventh, to the extent of any surplus remaining after payment in full in cash of the amounts described in the foregoing clauses, to the relevant Grantor or its successors or assigns or as a court of competent jurisdiction may direct.
(d)    Notwithstanding the foregoing, if any Enforcement Action with respect to the Term Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Term Agent as additional Collateral (subject to Section 5.4) and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. Notwithstanding the foregoing, in no event shall the Term Agent have any duty or obligation to take title to, have any ownership interest in, or to otherwise possess or Dispose of such non-cash proceeds, but to the extent it agrees to take title to, has an ownership interest in or otherwise takes possession of such non-cash proceeds it may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in accordance with the Term Documents; provided that any non-cash proceeds received by the Term Agent (other than any non-cash proceeds received on account of any ABL Secured Claim) may be distributed by the Term Agent to the Term Claimholders in full or partial satisfaction of Term Debt in an amount determined by the Term Agent acting at the direction of the requisite Term Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding.
(e)    Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds of Collateral (or amounts distributed on account of a Lien on the Collateral or the proceeds thereof) received in connection with any Enforcement Action involving a Grantor involves a combination of ABL Priority Collateral and Term Priority Collateral where the aggregate sales price is not allocated between the ABL Priority Collateral and the Term Priority Collateral then, solely for the purposes of this Agreement, the portion of such proceeds that shall be allocated to the ABL Priority Collateral in an amount equal to the sum of (A) the greater of the book value and the fair market value, each as determined in accordance with GAAP, (but not less than cost) of any ABL Priority Collateral consisting of inventory that is the subject of such Disposition or sale, determined as of the date of such Disposition or sale, (B) the book value, as determined in accordance with GAAP, of any ABL Priority Collateral consisting of accounts or other Receivables that are the subject of the Disposition or sale which results in such Collateral Proceeds, determined as of the date of such Disposition or sale, and (C) the fair market value, as determined in accordance with GAAP, of all other ABL Priority Collateral that is the subject of such Disposition or sale, determined as of the date of such Disposition or sale. The ABL Agent may, in its sole discretion, perform the foregoing valuations or hire a non-affiliated, nationally recognized valuation agent to perform the foregoing valuations, which shall be conclusive and binding. Any proceeds not so allocated to the ABL Priority Collateral shall be allocated to the Term Priority Collateral.

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4.2    Turnover.
(a)    Unless and until the Payment in Full of ABL Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor), any ABL Priority Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in Section 2.3(b) or the proviso in Section 3.7) or any insurance proceeds described in Section 5.2(a), received by any of the Term Claimholders (i) in connection with an Enforcement Action with respect to the Collateral by any of the Term Claimholders or (ii) otherwise in violation of this Agreement, shall be held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
(b)    Unless and until the Payment in Full of ABL Priority Debt has occurred and except as otherwise expressly provided in Section 6.5 or Section 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by the Term Claimholders (or any of them) on account of their Term Secured Claims in respect of their interest in the ABL Priority Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Priority Debt), then such distribution shall be held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. For the avoidance of doubt, unless and until the Payment in Full of ABL Priority Debt has occurred, the Term Agent shall be required to turn over to the ABL Agent and the ABL Agent shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1(a) and (b) any cash or non-cash distribution received by the Term Claimholders on account of their Term Secured Claims in respect of their interest in the ABL Priority Collateral pursuant to a confirmed plan of reorganization of a Grantor (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Priority Debt) irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the ABL Claimholders pays the ABL Debt in full. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Priority Debt.
(c)    Unless and until the Payment in Full of Term Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor), any Term Priority Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in Section 2.3(b) or the proviso in Section 3.7) or any insurance proceeds described in Section 5.2(b), received by any of the ABL Claimholders (i) in connection with an Enforcement Action with respect to the Collateral by any of the ABL Claimholders or (ii) otherwise in violation of this Agreement, shall be held in trust and forthwith paid over to the Term Agent for the benefit of the Term Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
(d)    Unless and until the Payment in Full of Term Priority Debt has occurred, except as otherwise expressly provided in Section 6.5 or Section 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by the ABL Claimholders (or any of them) on account of their ABL Secured Claims in respect of their interest in the Term Priority Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Claimholders or otherwise provides for the Payment in Full of Term Priority Debt), then

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such distribution shall be held in trust and forthwith paid over to the Term Agent for the benefit of the Term Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. For the avoidance of doubt, unless and until the Payment in Full of Term Priority Debt has occurred, the ABL Agent shall be required to turn over to the Term Agent and the Term Agent shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1(c) and (d) any cash or non-cash distribution received by the ABL Claimholders on account of their ABL Secured Claims in respect of their interest in the Term Priority Collateral pursuant to a confirmed plan of reorganization of a Grantor (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Claimholders or otherwise provides for the Payment in Full of Term Priority Debt) irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the Term Claimholders pays the Term Debt in full. The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of Term Priority Debt.
(e)    Each Term Claimholder agrees that if, at any time, all or part of any payment with respect to any ABL Debt secured by any ABL Priority Collateral previously made shall be rescinded for any reason whatsoever, it will upon request promptly pay over to the ABL Agent any payment received by it in respect of any such ABL Priority Collateral and shall promptly turn any such ABL Priority Collateral then held by it over to the ABL Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such ABL Debt.
(f)    Each ABL Claimholder agrees that if, at any time, all or part of any payment with respect to any Term Debt secured by any Term Priority Collateral previously made shall be rescinded for any reason whatsoever, it will upon request promptly pay over to the Term Agent any payment received by it in respect of any such Term Priority Collateral and shall promptly turn any such Term Priority Collateral then held by it over to the Term Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Term Debt.
4.3    No Subordination in Right of Payment. Anything to the contrary contained herein notwithstanding, the subordination of the Liens of the Term Claimholders in respect of the ABL Priority Collateral to the Liens of the ABL Claimholders therein and of the Liens of the ABL Claimholders in respect of the Term Priority Collateral to the Liens of the Term Claimholders therein as set forth herein is with respect to the priority of their respective Liens in and to the Collateral held by or on behalf of them only and shall not constitute a subordination in right of payment of the Term Debt to the ABL Debt or a subordination in right of payment of the ABL Debt to the Term Debt.
4.4    Non-Lienable Assets. Notwithstanding anything to the contrary contained herein (including Section 4.3), if any assets, licenses, rights or privileges of any Grantor are incapable of being subject to a Lien in favor of a secured party (including because of restrictions under applicable law, the nature of the rights or interests of such Grantor or the absence of a consent to such Lien by a third party and irrespective of whether the applicable collateral documents attempt (or purport) to encumber such assets, licenses, rights or privileges (the “Inalienable Interests”)), then the ABL Agent and the Term Agent agree that any distribution or recovery that the ABL Claimholders or the Term Claimholders may receive with respect to, or that is allocable to, the value of any such Inalienable Interests, or any proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, shall be turned over and applied in accordance with Sections 4.1 and 4.2 as if such distribution or recovery were, or were on account of, the applicable Priority Collateral or the proceeds of such Collateral. With respect to Inalienable Interests that would be of the same type as the ABL Priority Collateral if such Inalienable Interests were able to be included in the

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Collateral, until the Payment in Full of ABL Priority Debt occurs, the Term Agent hereby appoints the ABL Agent, and any officer or agent of the ABL Agent, with full power of substitution, as the attorney-in-fact of each of the Term Claimholders for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that the ABL Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest. With respect to Inalienable Interests that would be of the same type as the Term Priority Collateral if such Inalienable Interests were able to be included in the Collateral, until the Payment in Full of Term Priority Debt occurs, the ABL Agent hereby appoints the Term Agent, and any officer or agent of the Term Agent, with full power of substitution, as the attorney-in-fact of each of the ABL Claimholders for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that the Term Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.
4.5    Application of Payments. Subject to the other terms of this Agreement, all payments received (not in violation of this Agreement) by (i) the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Debt to the extent provided for in the ABL Documents, and (ii) the Term Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Debt to the extent provided for in the Term Documents.
4.6    Nature of ABL Debt. The Term Agent, on behalf of itself and the other Term Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Debt that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The Term Agent acknowledges and agrees that the ABL Debt outstanding at any time or from time to time may be increased by the incurrence of incremental debt or reduced, and that the terms of the ABL Documents may (subject to Section 5.3 below) be modified, extended or amended from time to time and that the aggregate amount of ABL Debt may be increased, replaced or Refinanced, in each event without notice to or consent by the Term Agent and without affecting the provisions hereof.
4.7    Nature of Term Debt. The ABL Agent acknowledges and agrees that the Term Debt outstanding at any time or from time to time may be increased by the incurrence of incremental debt or reduced, and that the terms of the Term Documents (subject to Section 5.3 below) may be modified, extended or amended from time to time and that the aggregate amount of Term Debt may be increased, replaced or Refinanced, in each event without notice to or consent by the ABL Agent and without affecting the provisions hereof.
SECTION 5.    RELEASES; DISPOSITIONS; OTHER AGREEMENTS.
5.1    Releases.
(a)    The ABL Agent shall have the exclusive right to make determinations regarding the release or Disposition of any ABL Priority Collateral pursuant to the terms of the ABL Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to any of the Term Claimholders.
(b)    The Term Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Term Priority Collateral pursuant to the terms of the Term Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to any of the ABL Claimholders.

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(c)    If, in connection with an Enforcement Action by the ABL Agent as provided for in Section 3, or any action by the ABL Agent that would have otherwise constituted an Enforcement Action but for the fact that the ABL Priority Collateral that is the subject thereof is not material, the ABL Agent releases any of its Liens on any part of the ABL Priority Collateral (or such Liens are released by operation of law), then the Liens of the Term Agent on such part of the ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released.
(d)    If, in connection with an Enforcement Action by the Term Agent as provided for in Section 3, or any action by the Term Agent that would have otherwise constituted an Enforcement Action but for the fact that the Term Priority Collateral that is the subject thereof is not material, the Term Agent releases any of its Liens on any part of the Term Priority Collateral (or such Liens are released by operation of law), then the Liens of the ABL Agent on such part of the Term Priority Collateral, shall be automatically, unconditionally and simultaneously released.
(e)    If in connection with an Enforcement Action by the Term Agent as provided in Section 3, the Term Agent releases its Liens on the Equity Interests in any Grantor and also releases its Liens on the Collateral of such Grantor, then the Liens of the ABL Agent on such Equity Interests and all such Collateral of such Grantor (whether ABL Priority Collateral or Term Priority Collateral) shall be automatically, unconditionally and simultaneously released; provided, however, that in the case of this paragraph (e) only, the Term Agent shall remit to the ABL Agent out of the proceeds of such Enforcement Action an amount equal to the value of any ABL Priority Collateral of such Grantor calculated in accordance with Section 4.1(e) hereof.
(f)    If, in connection with any Disposition of any ABL Priority Collateral (other than an ABL Default Disposition) permitted under the terms of the ABL Documents and permitted under the terms of the Term Documents, the ABL Agent releases any of its Liens on the portion of the ABL Priority Collateral that is the subject of such Disposition, then the Liens of the Term Agent on such portion of ABL Priority Collateral shall be automatically, unconditionally and simultaneously released.
(g)    If, in connection with any Disposition of any Term Priority Collateral (other than a Term Default Disposition) permitted under the terms of the Term Documents and permitted under the terms of the ABL Documents, the Term Agent releases any of its Liens on the portion of the Term Priority Collateral that is the subject of such Disposition, then the Liens of the ABL Agent on such portion of Term Priority Collateral shall be automatically, unconditionally and simultaneously released.
(h)    In the event of any private or public Disposition of all or any portion of the ABL Priority Collateral by one or more Grantors with the consent of the ABL Agent after the occurrence and during the continuance of an ABL Default (and prior to the Payment in Full of ABL Priority Debt), which Disposition is conducted by such Grantors with the consent of the ABL Agent in connection with good faith efforts by the ABL Agent to collect the ABL Debt through the Disposition of ABL Priority Collateral (any such Disposition, an “ABL Default Disposition”), then the Liens of the Term Agent on such ABL Priority Collateral shall be automatically, unconditionally and simultaneously released so long as (i) the ABL Agent also releases its Liens on such ABL Priority Collateral, (ii) the Term Agent’s Lien continues to attach to the proceeds of such ABL Default Disposition to the extent not used to repay ABL Priority Debt, and (iii) the proceeds of any such ABL Default Disposition are applied in accordance with Section 4.1(a) (as if they were proceeds received in connection with an Enforcement Action).
(i)    In the event of any private or public Disposition of all or any portion of the Term Priority Collateral by one or more Grantors with the consent of the Term Agent after the occurrence and

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during the continuance of a Term Default (and prior to the Payment in Full of Term Priority Debt), which Disposition is conducted by such Grantors with the consent of the Term Agent in connection with good faith efforts by the Term Agent to collect the Term Debt through the Disposition of Term Priority Collateral (any such Disposition, a “Term Default Disposition”), then the Liens of the ABL Agent on such Term Priority Collateral shall be automatically, unconditionally and simultaneously released so long as (i) the Term Agent also releases its Liens on such Term Priority Collateral, (ii) the ABL Agent’s Lien continues to attach to the proceeds of such Term Default Disposition to the extent not used to repay Term Priority Debt, and (iii) the proceeds of any such Term Default Disposition are applied in accordance with Section 4.1(c) (as if they were proceeds received in connection with an Enforcement Action).
(j)    To the extent that the Liens of the Term Agent in and to any ABL Priority Collateral are to be released as provided in this Section 5.1:
(i)    the Term Agent shall promptly, upon the written request of the ABL Agent, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as the ABL Agent may reasonably request in connection with such Disposition to evidence and effectuate such release; provided that any such release or UCC amendment by the Term Agent shall not extend to or otherwise affect any of the rights, if any, of the Term Agent to the proceeds from any such Disposition of any Collateral;
(ii)    from and after the time that the Liens of the Term Agent in and to such ABL Priority Collateral are released, the Term Agent shall be automatically and irrevocably deemed to have authorized the ABL Agent or its designee to file UCC amendments releasing the ABL Priority Collateral subject to such Disposition;
(iii)    the Term Claimholders shall be deemed to have consented under the Term Documents to such Disposition to the same extent as the consent of the ABL Claimholders; and
(iv)    in accordance with the provisions of applicable law, the Liens of the Term Agent shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay ABL Debt.
(k)    To the extent that the Liens of the ABL Agent in and to any Term Priority Collateral are to be released as provided in this Section 5.1:
(i)    the ABL Agent shall promptly, upon the written request of the Term Agent, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as the Term Agent may reasonably request in connection with such Disposition to evidence and effectuate such release; provided that any such release or UCC amendment by the ABL Agent shall not extend to or otherwise affect any of the rights, if any, of the ABL Agent to the proceeds from any such Disposition of any Collateral;
(ii)    from and after the time that the Liens of the ABL Agent in and to such Term Priority Collateral are released, the ABL Agent shall be automatically and irrevocably deemed to have authorized the Term Agent or its designee to file UCC amendments releasing the Collateral subject to such Disposition;
(iii)    the ABL Agent shall be deemed to have consented under the ABL Documents to such Disposition to the same extent as the consent of the Term Claimholders; and

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(iv)    in accordance with the provisions of applicable law, the Liens of the ABL Agent shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay Term Debt.
(l)    Until the Payment in Full of ABL Priority Debt occurs, to the extent that the ABL Claimholders (i) have released any Lien on ABL Priority Collateral or any Grantor with respect to the ABL Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the ABL Debt, then the Term Agent shall be entitled to obtain a Lien on any such ABL Priority Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor of the Term Debt, as the case may be.
(m)    Until the Payment in Full of Term Priority Debt occurs, to the extent that the Term Claimholders (i) have released any Lien on Term Priority Collateral or any Grantor with respect to the Term Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the Term Debt, then the ABL Agent shall be entitled to obtain a Lien on any such Term Priority Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor of the ABL Debt, as the case may be.
5.2    Insurance.
(a)    Unless and until the Payment in Full of ABL Priority Debt has occurred: (i) the ABL Agent shall, to the extent applicable, practicable and, in any event subject to paragraph (c) below, have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust and settle any claim under any insurance policy in respect of or included in the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Grantors under the ABL Documents and the Term Documents, first to the ABL Agent and the Term Agent in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any of the Term Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2(a), it shall pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.2.
(b)    Unless and until the Payment in Full of Term Priority Debt has occurred: (i) the Term Agent shall, to the extent applicable, practicable and, in any event subject to paragraph (c) below, have the sole and exclusive right, subject to the rights of the Grantors under the Term Documents, to adjust and settle any claim under any insurance policy in respect of or included in the Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Term Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Grantors under the Term Documents and the ABL Documents, first to the Term Agent and the ABL Agent in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any of the ABL Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2(b), it shall pay such proceeds over to the Term Agent in accordance with the terms of Section 4.2.

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(c)    In the event that any proceeds are derived from any insurance policy that covers both ABL Priority Collateral and Term Priority Collateral, the Term Agent or the ABL Agent, as determined by whichever facility’s Priority Collateral bore a materially disproportionately greater covered loss shall, in consultation with the other Agent, have the sole and exclusive authority, subject to the rights of the Grantors, to adjust or settle any claim under the relevant insurance policy; provided that if the covered losses (as between the ABL Debt and the Term Debt) are approximately equal or their relative proportion cannot be ascertained with reasonable certainty, then the ABL Agent and the Term Agent (acting at the direction of the requisite percentage of holders of the Term Debt) will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Documents and the Term Documents) any claim under the relevant insurance policy.
(d)    Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds are derived from any insurance policy that covers both ABL Priority Collateral and Term Priority Collateral, then, solely for the purposes of this Agreement, a portion of the proceeds of such insurance policy shall be allocated to the ABL Priority Collateral in an amount equal to the sum of (A) the greater of the book value and the fair market value, each as determined in accordance with GAAP (but not less than cost) of any ABL Priority Collateral consisting of inventory that is the subject of such loss, determined as of the date of such loss, (B) the book value, as determined in accordance with GAAP, of any ABL Priority Collateral consisting of accounts or other Receivables that are the subject of the Disposition or event giving rise to the Casualty Receipt which results in such Collateral Proceeds and the proceeds of which constitute such Collateral Proceeds, determined as of the date of such loss, and (C) the fair market value, as determined in accordance with GAAP, of all other ABL Priority Collateral that is the subject of such loss, determined as of the date of such loss. The ABL Agent may, in its sole discretion, perform the foregoing valuations or hire a non-affiliated, nationally recognized valuation agent to perform the foregoing valuations, which shall be conclusive and binding. Any proceeds not so allocated to the ABL Priority Collateral shall be allocated to the Term Priority Collateral.
(e)    To effectuate the foregoing, the Grantors shall provide the ABL Agent and the Term Agent with separate lender’s loss payable endorsements naming the ABL Agent and the Term Agent as loss payee, as their interests may appear, with respect to policies which insure Collateral hereunder.
5.3    Amendments; Refinancings; Legend.
(a)    The ABL Documents may be amended, supplemented, waived or otherwise modified in accordance with their terms, and the ABL Debt may be Refinanced, in each case without notice to, or the consent of, the Term Agent or the Term Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that, in the case of a Refinancing, the holders of such Refinancing debt shall have bound themselves (in a writing addressed to the Term Agent) to the terms of this Agreement; provided, further, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of the Term Agent (which it shall be authorized to consent to based upon an affirmative vote of the Term Claimholders holding at least a majority of the debt and, if applicable, unused commitments under the Term Credit Facility Agreement) contravene the provisions of this Agreement.
(b)    The Term Documents may be amended, supplemented, waived or otherwise modified in accordance with their terms, and the Term Debt may be Refinanced, in each case without notice to, or the consent of the ABL Agent or the ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that, in the case of a Refinancing, the holders of such Refinancing debt shall have bound themselves (in a writing addressed to the ABL Agent) to the terms of this Agreement; provided, further, that any such amendment, supplement, modification, or Refinancing shall

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not, without the prior written consent of the ABL Agent (which it shall be authorized to consent to based upon an affirmative vote of the ABL Claimholders holding at least a majority of the debt and, if applicable, unused commitments under the ABL Credit Agreement) contravene the provisions of this Agreement.
(c)    In the event that the ABL Agent or the ABL Claimholders and the relevant Grantor enter into any ABL Collateral Document or any amendment, waiver or consent in respect of any of the ABL Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Collateral Document or changing in any manner the rights of the ABL Agent, such ABL Claimholders, Holdings or any other Grantor thereunder, in each case with respect to or relating to the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Term Collateral Document without the consent of the Term Agent or the Term Claimholders and without any action by the Term Agent, the Term Claimholders, Holdings or any other Grantor, provided that (A) no such amendment, waiver or consent shall have the effect of (I) removing assets that constitute ABL Priority Collateral subject to the Lien of the Term Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of such Lien securing the ABL Debt, (II) imposing duties on the Term Agent or the Trustee without its consent or (III) permitting other liens on the ABL Priority Collateral not permitted under the terms of the Term Documents or Section 6 and (B) notice by the ABL Agent of such amendment, waiver or consent shall have been given to the Term Agent within ten Business Days after the effective date of such amendment, waiver or consent.
(d)    In the event that the Term Agent or the Term Claimholders and the relevant Grantor enter into any Term Collateral Document or any amendment, waiver or consent in respect of any of the Term Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Collateral Document or changing in any manner the rights of the Term Agent, such Term Claimholders, Holdings or any other Grantor thereunder, in each case with respect to or relating to the Term Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the ABL Collateral Document without the consent of the ABL Agent or the ABL Claimholders and without any action by the ABL Agent, the ABL Claimholders, Holdings or any other Grantor; provided that (A) no such amendment, waiver or consent shall have the effect of (I) removing assets that constitute Term Priority Collateral subject to the Lien of the ABL Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of such Lien securing the Term Debt, (II) imposing duties on the ABL Agent without its consent or (III) permitting other liens on the Term Priority Collateral not permitted under the terms of the ABL Documents or Section 6 and (B) notice by the Term Agent of such amendment, waiver or consent shall have been given to the ABL Agent within ten Business Days after the effective date of such amendment, waiver or consent.
(e)    So long as Payment in Full of ABL Priority Debt has not occurred, the Term Claimholders agree and the Grantors will ensure that each applicable Term Collateral Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language:
“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of November 2, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Citibank, N.A., as ABL Agent, and Wilmington Trust, National Association, as Term Agent. In the event of any conflict between the terms of

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the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”
(f)    So long as Payment in Full of Term Priority Debt has not occurred, the ABL Agent agrees and the Grantors will ensure that each applicable ABL Collateral Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language:
“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of November 2, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Citibank, N.A., as ABL Agent, and Wilmington Trust, National Association, as Term Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”
5.4    Bailee for Perfection.
(a)    The ABL Agent and the Term Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof may be taken to perfect a Lien thereon under the UCC or other applicable law, including any account (including deposit accounts) in which Collateral is held and over which the ABL Agent or the Term Agent has control (such Collateral being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary representative for the Term Agent or the ABL Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106 and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Documents or the ABL Documents, as applicable, subject to the terms and conditions of this Section 5.4. The Term Agent hereby appoints the ABL Agent as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting its security interest in all Pledged Collateral in which the ABL Agent has a perfected security interest under the UCC. The ABL Agent hereby appoints the Term Agent as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting its security interest in all Pledged Collateral in which the Term Agent has a perfected security interest under the UCC. Each of the ABL Agent and the Term Agent hereby accepts such appointment pursuant to this Section 5.4 and acknowledges and agrees that it shall hold possession or have control for the benefit of and on behalf of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by the ABL Agent or the Term Agent, as the case may be, under any Pledged Collateral shall be applied in accordance with Section 4. Unless and until the Payment in Full of ABL Priority Debt has occurred, the Term Agent agrees to promptly (upon its actual knowledge thereof) notify the ABL Agent of any Pledged Collateral constituting ABL Priority Collateral held by it or by any other Term Claimholder, and, promptly upon the request of the ABL Agent at any time prior to the Payment in Full of ABL Priority Debt, the Term Agent agrees to deliver to the ABL Agent any such Pledged Collateral held by it or by any other Term Claimholder, together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Pledged Collateral). Unless and until the Payment in Full of Term Priority Debt has occurred, the ABL Agent agrees to promptly (upon its actual knowledge thereof) notify the Term Agent of any Pledged Collateral constituting Term Priority Collateral held by it or by any other ABL Claimholder, and, promptly upon the request of the Term Agent at any time prior to the Payment in Full of Term Priority Debt, the ABL Agent agrees to deliver to the Term Agent any such Pledged Collateral held by it or by any other ABL

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Claimholder, together with any necessary endorsements (or otherwise allow the Term Agent to obtain control of such Pledged Collateral).
(b)    Without limiting or qualifying the provisions of Section 3.3 hereof, the ABL Agent shall have no obligation whatsoever to any of the Term Claimholders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. Without limiting or qualifying the provisions of Section 3.3 hereof, the Term Agent shall have no obligation whatsoever to any of the ABL Claimholders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of the ABL Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as gratuitous bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering any Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) upon a Payment in Full of ABL Priority Debt as provided in Section 5.6. The duties or responsibilities of the Term Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as gratuitous bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering any Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) upon a Payment in Full of Term Priority Debt as provided in Section 5.6.
(c)    The ABL Agent, in acting pursuant to this Section 5.4, shall not have, or be deemed to have, a fiduciary relationship in respect of any of the Term Claimholders or any other Person. The Term Agent, in acting pursuant to this Section 5.4, shall not have, or be deemed to have, a fiduciary relationship in respect of any of the ABL Claimholders or any other Person.
(d)    Upon Payment in Full of ABL Priority Debt, the ABL Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees), if any, together with any necessary endorsements, first, to the Term Agent, if Term Debt (or commitments to extend Term Debt) remains outstanding as confirmed to the ABL Agent in writing by the Term Agent, and, if (x) the Term Agent confirms that no Term Debt (or commitments to extend Term Debt) is outstanding and (y) the ABL Agent confirms that no ABL Debt (or commitments to extend ABL Debt) is outstanding, second, to Holdings. At such time, the ABL Agent further agrees to take all other action reasonably requested by the Term Agent in writing at the expense of the Grantors (including amending any outstanding control agreements) to enable the Term Agent to obtain a first priority security interest in the Collateral. Without limiting the foregoing, the Term Agent agrees that no ABL Claimholder will have any duty or obligation first to marshal or realize upon the ABL Priority Collateral, or to sell, dispose of or otherwise realize upon all or any portion of the ABL Priority Collateral, in any manner that would maximize the return to the Term Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Term Claimholders from such realization, sale, disposition or liquidation.
(e)    Upon Payment in Full of Term Priority Debt, Term Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees), if any, together with any necessary endorsements, first, to the ABL Agent, if any ABL Debt (or commitments to extend ABL Debt) remains outstanding as confirmed to the Term Agent in writing by the ABL Agent, and, if (x) the ABL Agent confirms that no ABL Debt (or commitments to extend ABL Debt) is outstanding and (y) the Term Agent confirms that no Term Debt (or commitments to extend Term Debt) is outstanding, second, to Holdings. At such time, the Term Agent further agrees to take all other action reasonably requested by the ABL Agent in writing at the expense of the Grantors (including amending any outstanding control agreements) to enable the ABL Agent to obtain

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a first priority security interest in the Collateral. Without limiting the foregoing, the ABL Agent agrees that no Term Claimholder will have any duty or obligation first to marshal or realize upon the Term Priority Collateral, or to sell, dispose of or otherwise realize upon all or any portion of the Term Priority Collateral, in any manner that would maximize the return to the ABL Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the ABL Claimholders from such realization, sale, disposition or liquidation.
5.5    When Payment in Full of ABL Priority Debt or Payment in Full of Term Priority Debt Deemed to Not Have Occurred.
(a)    If any of the ABL Borrowers enter into any Refinancing of the ABL Debt that is intended to be secured by the ABL Priority Collateral on a first priority basis in accordance with the terms of this Agreement and the Indenture (as in effect on the date hereof), then a Payment in Full of ABL Priority Debt shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Debt shall be treated as ABL Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent under the ABL Documents effecting such Refinancing shall be the ABL Agent for all purposes of this Agreement, so long as the ABL Agent under such ABL Documents agrees (in a writing addressed to the Term Agent) to be bound by the terms of this Agreement.
(b)    If Holdings enters into any Refinancing of the Term Debt that is intended to be secured by the Term Priority Collateral on a first priority basis in accordance with the terms of this Agreement and the Initial ABL Credit Agreement (as in effect on the date hereof), then a Payment in Full of Term Priority Debt shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Term Debt shall be treated as Term Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Term Agent under the Term Documents effecting such Refinancing shall be the Term Agent for all purposes of this Agreement, so long as the Term Agent under such Term Documents agrees (in a writing addressed to the ABL Agent) to be bound by the terms of this Agreement.
5.6    Transfer of Pledged Collateral.
(a)    The ABL Agent hereby agrees that upon the Payment in Full of ABL Priority Debt, to the extent permitted by applicable law (with all costs and expenses in connection therewith to be paid solely by the Grantors):
(i)    the ABL Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of the Pledged Collateral, if any, then in its possession or control, to the Term Agent, except in the event and to the extent (A) such Collateral is sold, liquidated or otherwise disposed of by any of the ABL Claimholders or by a Grantor as provided herein in full or partial satisfaction of any of the ABL Debt or (B) any order of any court or other Governmental Authority or applicable law requires otherwise; and
(ii)    in connection with the terms of any collateral access or like agreement, whether with a landlord, processor, warehouseman or other third party or any control agreement, the ABL Agent shall notify the other parties thereto that its rights thereunder have been assigned to the Term Agent (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that the Term Agent is thereafter the “Agent” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

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(b)    The Term Agent hereby agrees that upon the Payment in Full of Term Priority Debt, to the extent permitted by applicable law (with all costs and expenses in connection therewith to be paid solely by the Grantors):
(i)    The Term Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of the Pledged Collateral, if any, then in its possession or control, to the ABL Agent, except in the event and to the extent (A) such Collateral is sold, liquidated or otherwise disposed of by any of the Term Claimholders or by a Grantor as provided herein in full or partial satisfaction of any of the Term Debt or (B) any order of any court or other Governmental Authority or applicable law requires otherwise; and
(ii)    in connection with the terms of any collateral access or like agreement, whether with a landlord, processor, warehouseman or other third party or any control agreement, the Term Agent shall notify the other parties thereto that its rights thereunder have been assigned to the ABL Agent (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that the ABL Agent is thereafter the “Agent” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.
(c)    The foregoing provisions shall not impose on any of the ABL Claimholders or any of the Term Claimholders any obligations that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other Governmental Authority or any applicable law or give rise to risk of legal liability.
SECTION 6.    INSOLVENCY PROCEEDINGS.
6.1    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Claimholders in or to any distributions from or in respect of any Collateral, or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.
6.2    Financing.
(a)    Until the Payment in Full of ABL Priority Debt, if any Grantor shall be subject to any Insolvency Proceeding and if the ABL Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral (herein, “ABL Cash Collateral”), or consents (or chooses to not object) to such Grantor obtaining financing, whether from any of the ABL Claimholders or any other Person, provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law secured by a Lien on such ABL Priority Collateral (such financing, an “ABL DIP Financing”), and if such ABL Cash Collateral use or ABL DIP Financing, as applicable, meets the applicable ABL DIP Financing Conditions, then the Term Agent will not be permitted to object and will be deemed to have consented to such ABL Cash Collateral use and will raise no objection to such ABL DIP Financing, as applicable, and, if ABL DIP Financing is involved, the Term Agent will subordinate and will be deemed to have subordinated its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing. If such ABL Cash Collateral use or ABL DIP Financing, as applicable, meets some, but not all, of the applicable ABL DIP Financing Conditions, then the Term Agent unconditionally agrees that it will only withhold its consent to such ABL Cash Collateral use and will only raise an objection to such ABL DIP Financing based upon the ABL DIP Financing Condition(s) which are not met and will

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not withhold its consent or object on any other basis. If ABL DIP Financing is involved and any permitted objection of the Term Agent is withdrawn, overruled, or otherwise eliminated, the Term Agent will subordinate and will be deemed to have subordinated its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing. The Term Agent agrees that it shall not, nor shall any of the Term Claimholders, directly or indirectly, provide, offer to provide, or support any financing competing with the ABL DIP Financing, that in each case would be secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Liens securing the ABL Debt. If, in connection with any ABL Cash Collateral use or ABL DIP Financing, any Liens on the ABL Priority Collateral held by the ABL Claimholders to secure the ABL Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States trustee in such proceeding, then the Liens on the ABL Priority Collateral of the Term Claimholders securing the Term Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of the ABL Claimholders consistent with this Agreement.
(b)    Until the Payment in Full of Term Priority Debt, if any Grantor shall be subject to any Insolvency Proceeding and if the Term Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Priority Collateral (herein, “Term Cash Collateral”), or consents (or chooses to not object) to such Grantor obtaining financing, whether from the Term Claimholders or any other Person, provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law secured by a Lien on such Term Priority Collateral (such financing, a “Term DIP Financing”), and if such Term Cash Collateral use or Term DIP Financing, as applicable, meets the applicable Term DIP Financing Conditions, then the ABL Agent will not be permitted to object and will be deemed to have consented to such Term Cash Collateral use and will raise no objection to such Term DIP Financing, as applicable, and, if Term DIP Financing is involved, the ABL Agent will subordinate and will be deemed to have subordinated its Liens in the Term Priority Collateral to the Liens securing such Term DIP Financing. If such Term Cash Collateral use or Term DIP Financing, as applicable, meets some, but not all, of the applicable Term DIP Financing Conditions, then the ABL Agent unconditionally agrees that it will only withhold its consent to such Term Cash Collateral use and will only raise an objection to such Term DIP Financing based upon the Term DIP Financing Condition(s) which are not met and will not withhold its consent or object on any other basis. If Term DIP Financing is involved and any permitted objection of the ABL Agent is withdrawn, overruled, or otherwise eliminated, the ABL Agent will subordinate and will be deemed to have subordinated its Liens in the Term Priority Collateral to the Liens securing such Term DIP Financing. The ABL Agent agrees that it shall not, and nor shall any of the ABL Claimholders, directly or indirectly, provide, offer to provide, or support any financing competing with the Term DIP Financing, that in each case would be secured by a Lien on the Term Priority Collateral that is senior to or pari passu with the Liens securing the Term Debt. If, in connection with any Term Cash Collateral use or Term DIP Financing, any Liens on the Term Priority Collateral held by the Term Claimholders to secure the Term Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States trustee in such proceeding, then the Liens on the Term Priority Collateral of the ABL Claimholders securing the ABL Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Term Priority Collateral of the Term Claimholders consistent with this Agreement.
(c)    All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement. Except as expressly set forth herein, nothing shall prevent the Agents or the Claimholders from objecting to any plan of reorganization under the Bankruptcy Code.

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(d)    Notwithstanding anything to the contrary herein, including without limitation Sections 2.1 and 6.2(c) hereof, it is understood and agreed that the priority of the Liens securing (x) any ABL DIP Financing with respect to the ABL Priority Collateral shall at all times be senior to any Liens securing the Term Debt and such ABL DIP Financing shall not constitute (or be deemed to constitute) Excess ABL Debt and (y) any Term DIP Financing with respect to the Term Priority Collateral shall at all times be senior to any Liens securing the ABL Debt and such Term DIP Financing shall not constitute (or be deemed to constitute) Excess Term Debt.
6.3    Sales. Each Junior Agent agrees that it will consent to, and will not object to or oppose, or support, directly or indirectly, any other person seeking to object to or oppose, a motion that is supported by the Priority Agent (i) to Dispose of any of its Priority Collateral free and clear of the Liens of the Junior Agent under Section 363 or Section 1129 of the Bankruptcy Code or (ii) to approve any procedures for the sale or disposition of any of its Priority Collateral of any of the Grantors if (a) the Priority Agent has consented to the sale of such Collateral free and clear of the Liens of the Priority Agent, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Junior Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Junior Claimholders to offset their claims against the purchase price only arises after the Priority Debt has been paid in full in cash) and (c) either (i) pursuant to court order, the Liens of the Junior Agent attach to the net proceeds of the Disposition with the same priority and validity as the Liens held by such Junior Agent on such Priority Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the Disposition are promptly applied in accordance with Section 4.1. The foregoing to the contrary notwithstanding, the Junior Claimholders may oppose or raise any objections to such Disposition of such Priority Collateral that could be raised by an unsecured creditor of a Grantor; provided that such opposition or objections are not inconsistent with any other term or provision of this Agreement, do not include an opposition or objection to the proposed bidding procedures, and are not based on their status as secured creditors (without limiting the foregoing, the Junior Claimholders may not oppose or raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to the Junior Agent in respect of such assets). Each Junior Agent or the Junior Claimholders may bid for Collateral at any public or private sale thereof, including credit bidding with respect to the Junior Collateral; provided that any such bid for the Collateral by the Junior Agent or the Junior Claimholders must provide for payment in cash of the full amount necessary to cause the Payment in Full of Priority Debt.
6.4    Relief from the Automatic Stay. Until the Payment in Full of Priority Debt has occurred, the Junior Agent agrees (on behalf of itself and the Junior Claimholders) not to (a) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding or take any action in contravention thereof in respect of any Priority Collateral, without the prior written consent of the Priority Agent; provided that the Junior Agent may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such Priority Collateral if and to the extent that the Priority Agent has obtained relief from or modification of such stay in respect of the Priority Collateral, or (b) oppose (or support any other Person opposing) any request by the Priority Agent or any Priority Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Priority Collateral.
6.5    Adequate Protection.
(a)    In any Insolvency Proceeding involving a Grantor:

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(i)    each Junior Agent, on behalf of itself and each Junior Claimholder agrees that it shall not object to or contest, or support any other person objecting to or contesting (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to do so):
(A)    any request by any Priority Claimholder with respect to any Priority Collateral prior to the applicable Payment in Full of Priority Debt, for adequate protection of its interest in the Priority Collateral, including a request for replacement or additional Liens on post-petition assets of the same type as such Priority Collateral; provided that any Junior Claimholder, solely in its capacity as a Priority Claimholder, may object to adequate protection in the form of cash payments to the extent such payment is sought to be paid from such Junior Claimholder’s Priority Collateral or the proceeds (or advances in respect) thereof, or
(B)    any objection by any Priority Claimholder to any motion, relief, action or proceeding based on such Priority Claimholders claiming a lack of adequate protection with respect to its Liens in their Priority Collateral;
(ii)    if any Priority Claimholder is granted adequate protection with respect to its rights in the Priority Collateral in the form of an additional or replacement Lien with respect to assets of the type included in such Priority Collateral, then the Priority Agent agrees that the Junior Agent shall also be entitled to seek, adequate protection in the form of an additional or replacement Lien with respect to the assets that are the subject of the Priority Claimholder’s additional or replacement Lien, which additional or replacement adequate protection Lien of the Junior Agent, if obtained, shall be subordinate to the adequate protection Liens in and to such assets securing the Priority Debt on the same basis as the other Liens securing the Junior Debt on the Junior Collateral are subordinated to the Liens on the Priority Collateral securing the Priority Debt under this Agreement;
(iii)    no Junior Claimholder may seek adequate protection with respect to its rights in the Priority Collateral except for adequate protection permitted pursuant to Section 6.5(a)(ii) and Section 6.5(a)(iv) or adequate protection in the form of an additional or replacement Lien in and to existing or future assets of Grantors, and the applicable Priority Agent shall also be entitled to seek, a senior adequate protection Lien in and to such existing or future assets of Grantors as security for the Priority Debt and that any adequate protection Lien in and to the Priority Collateral securing the Junior Debt shall be subordinated to such senior adequate protection Lien in and to the Priority Collateral securing the Priority Debt on the same basis as the other Liens securing the Junior Debt are subordinated to the Liens on the Priority Collateral securing the Priority Debt under this Agreement;
(iv)    each Claimholder may seek adequate protection with respect to its rights in the Collateral in the form of an additional or replacement Lien in and to existing or future Excluded Property; provided that, if the ABL Claimholders and the Term Claimholders each receive adequate protection in the form of Liens in and to the Excluded Property, then any such Liens in and to Excluded Property granted as adequate protection of such Claimholder’s interest in and to its Priority Collateral shall be senior in all respects, and prior to, any other Claimholder’s Lien in and to such Excluded Property granted as adequate protection of such other Claimholder’s interest in and to its Junior Collateral;

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(v)    any adequate protection granted in favor of any Priority Claimholder in the form of a superpriority or other administrative expense claim and any claim in favor of any Priority Claimholder arising under Section 507(b) of the Bankruptcy Code (“Senior 507(b) Claims”), shall be pari passu with the grant of adequate protection in favor of the other Priority Claimholders in the form of a superpriority or other administrative expense claim and any Senior 507(b) Claims in favor of such other Priority Claimholders; and
(vi)    any claim arising under Section 507(b) of the Bankruptcy Code in favor of any Junior Claimholder shall be pari passu with the claims arising under Section 507(b) of the Bankruptcy Code in favor of the other Junior Claimholders (collectively, “Junior 507(b) Claims”), all Junior 507(b) Claims shall be junior and subordinate in right of payment to the Senior 507(b) Claims, and the holders of the Junior 507(b) Claims agree that, in connection with any plan of reorganization in such Insolvency Proceeding, such Junior 507(b) Claims may be paid in any combination of cash, securities, or other property having a present value equal to the amount of such Junior 507(b) Claims as of the effective date of confirmation of such plan.
(b)    No Junior Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by any of the Priority Claimholders or the value of any claims of Priority Claimholders under Section 506(a) of the Bankruptcy Code or any claim by any Priority Claimholder for allowance of Priority Debt consisting of post-petition interest, fees, or expenses.
6.6    Specific Sections of the Bankruptcy Code. The Junior Claimholders shall not object to, oppose, support any objection to, or take any other action to impede, the right of any Priority Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. The Junior Claimholders waive any claim they may hereafter have against any Priority Claimholder arising out of the election by any Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. The Junior Claimholders agree that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may have to assert or support the assertion of any claim under Section 506(c) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code as against any Priority Claimholder or with respect to any of the Priority Collateral to the extent securing the Priority Debt; provided that nothing herein shall restrict the holder of any debtor-in-possession financing from having, or seeking to have, such debtor-in-possession financing repaid, in whole or in part, from the proceeds of the assertion of any claim under Section 506(c) of the Bankruptcy Code (or any comparable provision of any other Bankruptcy Law); provided, further, that any such action does not violate Section 6.2.
6.7    No Waiver; Limitation. Subject to Sections 3.1, 3.2, 3.3 and the other provisions of this Section 6, nothing contained herein shall prohibit or in any way limit any Agent or any other Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by the other Agent or any other Claimholder, including the seeking by the other Agent or any other Claimholder of adequate protection or the assertion by the other Agent or any other Claimholder of any of its rights and remedies under the Term Documents or the ABL Documents, as applicable.
6.8    Avoidance Issues. If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preference transfer, any amount paid in respect of the Debt of such Claimholder (or if any Claimholder elects to do so upon the advice of counsel) (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Debt of such Claimholder shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred,

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and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Each Claimholder agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
6.9    Plan of Reorganization.
(a)    If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, both on account of ABL Debt and on account of Term Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Term Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
(b)    The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Claimholders agree that they will not propose, support, or vote in favor of any plan of reorganization of a Grantor that is inconsistent with the priorities or other provisions of this Agreement.
(c)    If, in connection with an Insolvency Proceeding involving a Grantor, the Term Claimholders receive any cash, debt, or equity securities on account of their Term Secured Claims in respect of their interest in the ABL Priority Collateral, the Term Agent or the other Term Claimholders, as applicable, shall turnover such cash, claims or securities to the ABL Agent for application in accordance with Section 4.1, unless (i) the receipt and retention of such cash, claims or securities is permitted under Section 6.5 or Section 6.9(c) of this Agreement, or (ii) the distribution of such cash, claims or securities is made pursuant to a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders. The Term Agent irrevocably authorizes and empowers the ABL Agent, in the name of each Term Claimholder, to demand, sue for, collect, and receive any and all such distributions on account of any Term Secured Claim in respect of such Term Claimholder’s interest in the ABL Priority Collateral to which the ABL Claimholders are entitled hereunder. Nothing in this Agreement prohibits or limits the right of the Term Claimholders to receive and retain any cash, debt, or equity securities on account of Term Deficiency Claims or in respect of any other portion of their Term Secured Claims that are not on account of their interest in the ABL Priority Collateral.
(d)    If, in connection with an Insolvency Proceeding involving a Grantor, the ABL Claimholders receive any cash, debt, or equity securities on account of their ABL Secured Claims in respect of their interest in the Term Priority Collateral, the ABL Agent or the other ABL Claimholders, as applicable, shall turnover such cash, claims or securities to the Term Agent for application in accordance with Section 4.1, unless (i) the receipt and retention of such cash, claims or securities is permitted under Section 6.5 or Section 6.9(d) of this Agreement, or (ii) the distribution of such cash, claims or securities is made pursuant to a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Claimholders. The ABL Agent irrevocably authorizes and empowers the Term Agent, in the name of each ABL Claimholder, to demand, sue for, collect, and receive any and all such distributions on account of any ABL Secured Claim in respect of such ABL Claimholder’s

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interest in the Term Priority Collateral to which the Term Claimholders are entitled hereunder. Nothing in this Agreement prohibits or limits the right of the ABL Claimholders to receive and retain any cash, debt, or equity securities on account of ABL Deficiency Claims or in respect of any other portion of their ABL Secured Claims that are not on account of their interest in the Term Priority Collateral.
6.10    Post-Petition Interest.
(a)    Neither the ABL Agent nor any ABL Claimholder shall oppose or seek to challenge any claim by the Term Agent or any Term Claimholder for allowance in any Insolvency Proceeding of Term Secured Claims consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien on the Term Priority Collateral securing any Term Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Term Priority Collateral; provided that nothing contained in this Agreement shall limit the right of the ABL Agent or any ABL Claimholder from objecting to the use of any cash payment of such Post-Petition Interest, fees or expenses with proceeds of ABL Priority Collateral, ABL Cash Collateral or ABL DIP Financing.
(b)    Neither the Term Agent nor any Term Claimholder shall oppose or seek to challenge any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency Proceeding of ABL Secured Claims consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Term Agent on behalf of the Term Claimholders on the ABL Priority Collateral; provided that nothing contained in this Agreement shall limit the right of the Term Agent or any Term Claimholder from objecting to the use of any cash payment of such Post-Petition Interest, fees or expenses with proceeds of Term Priority Collateral, Term Cash Collateral or Term DIP Financing.
6.11    Separate Grants of Security and Separate Classification.
(a)    In furtherance of the foregoing, the Term Agent, for itself and on behalf of the Term Claimholders, and the ABL Agent, for itself and on behalf of the ABL Claimholders, acknowledges and agrees that the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Term Secured Claims are fundamentally different from the ABL Secured Claim and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. In furtherance of the foregoing, the Term Agent, for itself and on behalf of the Term Claimholders, and the ABL Agent, for itself and on behalf of the ABL Claimholders, each agrees that the Term Claimholders and the ABL Claimholders will vote as separate classes in connection with any plan of reorganization in any Insolvency Proceeding and that no Agent nor any Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding.
(b)    To further effectuate the intent of the parties as provided in this Section 6.11, if it is held that the claims of the Term Claimholders and the ABL Claimholders in respect of the Term Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Term Agent, for itself and on behalf of the Term Claimholders and the ABL Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions in respect of the Term Priority Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Term Priority Collateral (with the effect being that, to the extent that the aggregate value of the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders), the Term Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other

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claims, all amounts owing (or would be owing if there were such separate classes of claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Term Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding) before any distribution in respect of the Term Priority Collateral is made in respect of the claims held by the ABL Claimholders, with the ABL Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledging and agreeing to turn over to the Term Agent, for itself and on behalf of the Term Claimholders, amounts otherwise received or receivable by them in respect of the Term Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Claimholders.
(c)    To further effectuate the intent of the parties as provided in this Section 6.11, if it is held that the claims of the Term Claimholders and the ABL Claimholders in respect of the ABL Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Term Agent, for itself and on behalf of the Term Claimholders and the ABL Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions in respect of the ABL Priority Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the ABL Priority Collateral (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Claimholders), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or would be owing if there were such separate classes of claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the ABL Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding) before any distribution in respect of the ABL Priority Collateral is made in respect of the claims held by the Term Claimholders, with the Term Agent, for itself and on behalf of the Term Claimholders, hereby acknowledging and agreeing to turn over to the ABL Agent, for itself and on behalf of the ABL Claimholders, amounts otherwise received or receivable by them in respect of the ABL Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Claimholders.
SECTION 7.    RELIANCE; WAIVERS; ETC.
7.1    Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent acknowledges that it and each of the other ABL Claimholders have, independently and without reliance on any of the Term Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Term Agent acknowledges that it and each of the other Term Claimholders have, independently and without reliance on any of the ABL Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Documents or this Agreement.
7.2    No Warranties or Liability. The ABL Agent acknowledges and agrees that none of the Term Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the applicable Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Documents in accordance with law

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and as they may otherwise, in their sole discretion, deem appropriate. The Term Agent acknowledges and agrees that none of the ABL Claimholders has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Claimholders shall have no duty to the ABL Claimholders, and the ABL Claimholders shall have no duty to the Term Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Documents and the Term Documents), regardless of any knowledge thereof which they may have or be charged with.
7.3    No Waiver of Lien Priorities.
(a)    No right of any of the Claimholders, any Agent or any of them to enforce any provision of this Agreement or any Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any other Claimholder or any Agent, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement or any of the Loan Documents, regardless of any knowledge thereof which any Agent or any other Claimholder may have (or be otherwise charged with).
(b)    Without in any way limiting the generality of the provisions of Section 7.3(a) (but subject to any rights of the Grantors under the ABL Documents and subject to the provisions of Section 5.3(a)), the ABL Claimholders may, at any time and from time to time in accordance with the ABL Documents or applicable law, without the consent of, or notice to, any of the Term Claimholders, without incurring any liabilities to any of the Term Claimholders and without impairing or affecting the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any of the Term Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Debt or any Lien on any ABL Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any of the ABL Claimholders, the ABL Debt or any of the ABL Documents;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order all or any part of the ABL Priority Collateral or any liability of any Grantor to any ABL Claimholder, or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any ABL Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Debt) in any manner or order; and
(iv)    exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any ABL Priority Collateral and any guarantor or any liability of any Grantor to any of the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

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(c)    Except as otherwise provided herein, the Term Agent also agrees that the ABL Claimholders shall have no liability to any of the Term Claimholders, and the Term Agent hereby waives any claim of the Term Claimholders against any of the ABL Claimholders arising out of any and all actions which any of the ABL Claimholders may, pursuant to the terms hereof, take, permit or omit to take with respect to:
(i)    the ABL Documents;
(ii)    the collection of the ABL Debt; or
(iii)    the foreclosure upon, or sale, liquidation or other disposition of, or the failure to foreclose upon, or sell, liquidate or otherwise dispose of, any ABL Priority Collateral. The Term Agent agrees that the ABL Claimholders have no duty to the Term Claimholders in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Debt, or otherwise.
(d)    Without in any way limiting the generality of the provisions of Section 7.3(a) (but subject to any rights of the Grantors under the Term Documents and subject to the provisions of Section 5.3(b)), the Term Claimholders may, at any time and from time to time in accordance with the Term Documents or applicable law, without the consent of, or notice to, any of the ABL Claimholders, without incurring any liabilities to any of the ABL Claimholders and without impairing or affecting the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any of the ABL Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Debt or any Lien on any Term Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Term Claimholders, the Term Debt or any of the Term Documents;
(ii)    subject to Section 3.9, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order all or any part of the Term Priority Collateral or any liability of any Grantor to any Term Claimholder, or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any Term Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Debt) in any manner or order; and
(iv)    exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Term Priority Collateral and any guarantor or any liability of any Grantor to any of the Term Claimholders or any liability incurred directly or indirectly in respect thereof.
(e)    Except as otherwise provided herein, the ABL Agent also agrees that the Term Claimholders shall have no liability to any of the ABL Claimholders, and the ABL Agent hereby waives any claim of the ABL Claimholders against any of the Term Claimholders arising out of any and all actions which

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any of the Term Claimholders may, pursuant to the terms hereof, take, permit or omit to take with respect to:
(i)    the Term Documents;
(ii)    the collection of the Term Debt; or
(iii)    the foreclosure upon, or sale, liquidation or other disposition of, or the failure to foreclose upon, or sell, liquidate or otherwise dispose of, any Term Priority Collateral. The ABL Agent agrees that the Term Claimholders have no duty to the ABL Claimholders in respect of the maintenance or preservation of the Term Priority Collateral, the Term Debt, or otherwise.
(f)    Until the Payment in Full of ABL Priority Debt and the Payment in Full of Term Priority Debt, each of the Term Agent and the ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the other Agent’s Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
7.4    Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of the ABL Claimholders and the Term Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
(i)    any lack of validity or enforceability of any ABL Documents or any Term Documents;
(ii)    except as otherwise expressly restricted in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Debt or Term Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Document;
(iii)    except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Debt or Term Debt or any guarantee thereof;
(iv)    the commencement of any Insolvency Proceeding in respect of any Grantor; or
(v)    any other circumstances which otherwise might constitute a defense available to any Grantor in respect of the ABL Debt or the Term Debt.
SECTION 8.    MISCELLANEOUS.
8.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Documents or any of the Term Documents, the provisions of this Agreement shall govern and control.

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8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Claimholders may continue, at any time and without notice to any Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting ABL Debt or Term Debt in reliance hereof. Each Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:
(i)    with respect to the ABL Claimholders and the ABL Debt, on the date of the indefeasible payment in full in cash of the ABL Debt (other than ABL Hedging Obligations and Bank Product Obligations and indemnity and other contingent obligations as to which no claim has been asserted), the cancellation or expiration of all Letters of Credit issued under the ABL Credit Agreement (unless cash collateralized, otherwise collateralized with “back to back” letters of credit or otherwise supported), and the termination of all commitments thereunder; and
(ii)    with respect to the Term Claimholders and the Term Debt, on the date of the indefeasible payment in full in cash of the Term Debt (other than Term Hedging Obligations and indemnity and other contingent obligations as to which no claim has been asserted), and the termination of all commitments thereunder.
8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Each of the ABL Agent, on behalf of itself and the other ABL Claimholders, and the Term Agent, on behalf of itself and the other Term Claimholders, agrees that, notwithstanding anything to the contrary contained in this Agreement, any ABL Document or any Term Document, (i) no Grantor shall be bound by any amendment, modification or waiver of this Agreement that materially and adversely affects any Grantor unless consented to in writing by Holdings, (ii) except as otherwise provided for herein, all references in any ABL Document or any Term Document to this Agreement (including any references to terms defined herein or provisions hereof) as they relate to any obligations or rights of, or any covenants, restrictions, limitations, defaults, events of default or agreements applicable to, any Grantor shall mean this Agreement as in effect on the date hereof or as amended or modified in accordance with the ABL Credit Agreement or the Term Credit Facility Agreement, as applicable, and (iii) this sentence shall inure to the benefit of the Grantors and their Subsidiaries and shall not be amended, modified or waived without the written consent of Holdings. Notwithstanding the foregoing, any Additional Term Debt Agent, on behalf of itself and the Term Claimholders under any Additional Term Debt Agreement, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by Holdings and such Agent of a properly completed Additional Joinder Agreement to each Agent. In the event that any Person that is not a Guarantor on the date hereof becomes a Guarantor under the ABL Credit Agreement or the Term Credit Facility Agreement, such Person shall execute and deliver to each Agent a joinder agreement in substantially the form of Exhibit B attached hereto and shall thereafter for all purposes have the same rights, benefits and obligations as a Grantor hereto.

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8.4    Information Concerning Financial Condition of Holdings and its Subsidiaries. The ABL Claimholders, on the one hand, and the Term Claimholders (other than the Term Agent and the Trustee), on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers or guarantors of the ABL Debt or the Term Debt and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Debt or the Term Debt. The ABL Claimholders shall have no duty to advise the Term Claimholders of information known to them regarding such condition or any such circumstances or otherwise. The Term Claimholders shall have no duty to advise the ABL Claimholders of information known to them regarding such condition or any such circumstances or otherwise. In the event any of the ABL Claimholders or any of the Term Claimholders, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it shall be under no obligation:
(i)    to make nor shall it be deemed to have made, and the ABL Claimholders and the Term Claimholders, as the case may be, shall not be under any obligation to make nor shall they be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(ii)    to provide any additional information or to provide any such information on any subsequent occasion;
(iii)    to undertake any investigation; or
(iv)    to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
8.5    Subrogation. (a) With respect to any payments or distributions in cash, property or other assets that any Term Claimholder pays over to the ABL Agent under the terms of this Agreement, such Term Claimholders shall be subrogated to the rights of the ABL Claimholders, and (b) with respect to any payments or distributions in cash, property or other assets that any ABL Claimholder pays over to the Term Agent under the terms of this Agreement, such ABL Claimholders shall be subrogated to the rights of the Term Claimholders; provided that (x) the Term Claimholders hereby agree not to assert or enforce any such rights of subrogation they may acquire as a result of any payment hereunder until the Payment in Full of ABL Priority Debt has occurred, and (y) the ABL Claimholders hereby agree not to assert or enforce any such rights of subrogation they may acquire as a result of any payment hereunder until the Payment in Full of Term Priority Debt has occurred.
8.6    SUBMISSION TO JURISDICTION; WAIVERS.
(a)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF (OTHER THAN WITH RESPECT TO ACTIONS BY THE AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY

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SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) IN ANY COURT REFERRED TO IN THIS SECTION 8.6. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
(c)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
8.7    Notices. All notices permitted or required under this Agreement shall be sent to the Term Agent and the ABL Agent, as the case may be, in accordance with the notice provisions set forth on Schedule 1 hereto. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by fax or United States mail or courier service or electronic mail in accordance with, and subject to the restrictions of, the ABL Credit Agreement and the Term Credit Facility Agreement. For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice to all of the other parties.
8.8    Further Assurances. The ABL Agent and the Term Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the Term Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the sole expense of Holdings. In furtherance of the foregoing, (i) the ABL Agent agrees that, if there is a Refinancing of any of the Term Debt and if the agent or other representative of the holders of the indebtedness that Refinances such Term Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this

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Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative, and (ii) the Term Agent agrees that, if there is a Refinancing of the ABL Debt and if the agent or other representative of the holders of the indebtedness that Refinances the ABL Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative.
8.9    Applicable Law. This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles that would require the application of any other law.
8.10    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Agent, the ABL Claimholders, the Term Agent, the Term Claimholders and their respective successors and assigns.
8.11    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
8.12    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by fax, electronic mail or other similar electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
8.13    Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the ABL Claimholders and the Term Claimholders. Other than Section 8.3, in no event shall any Grantor be a third party beneficiary of this Agreement.
8.14    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders, on the one hand, and the Term Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof; provided that the Grantors shall be entitled to rely on the provisions of this Agreement to the extent necessary for purposes of making representations and warranties under the applicable Loan Documents and to the benefit of Section 8.3 and this Section 8.14. Nothing in this Agreement shall impair, as between the Grantors and the ABL Claimholders, or as between the Grantors and the Term Claimholders, the obligations of the Grantors to pay principal, interest, premium, fees and other amounts as provided in the ABL Documents and the Term Documents, respectively. Nothing in this Agreement shall create, vary or modify the rights or duties of the ABL Claimholders, inter se, under the ABL Documents or the rights or duties of the Term Claimholders, inter se, under the Term Documents.
8.15    Integration. This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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8.16    Reciprocal Rights. Notwithstanding anything in this Agreement to the contrary, the terms and provisions of this Agreement shall (i) from and after the Payment in Full of ABL Priority Debt and until the Payment in Full of the Term Priority Debt, apply to and govern, mutatis mutandis, the relationship between the Term Claimholders with respect to the Term Priority Debt, on the one hand, and the ABL Claimholders with respect to the Excess ABL Debt, on the other hand, and (ii) from and after the Payment in Full of the Term Priority Debt until the Payment in Full of the ABL Priority Debt, apply to and govern, mutatis mutandis, the relationship between the ABL Claimholders with respect to the ABL Priority Debt, on the one hand, and the Term Claimholders with respect to the Excess Term Debt, on the other hand.
8.17    Capacity of Initial Term Agent. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Trustee and Priority Lien Collateral Trustee under the Indenture and the rights, powers, privileges and protections afforded to the Trustee and the Priority Lien Collateral Trustee under the Indenture shall also apply to Wilmington Trust, National Association as the Term Agent hereunder. The Term Claimholders have expressly authorized and instructed Wilmington Trust, National Association to execute and deliver this Agreement as Term Agent.
SECTION 9.    TERM PURCHASE OPTION.
9.1    Notice of Exercise.
(a)    If a Term Purchase Option Trigger shall occur, the Term Claimholders shall have the right but not the obligation at any time during the period of 15 calendar days following the earlier of (i) delivery of written notice by the ABL Agent to the Term Agent of the occurrence of the Term Purchase Option Trigger and (ii) a Trust Officer of the Term Agent’s actual knowledge of the occurrence of such Term Purchase Option Trigger (such period, the “Term Purchase Option Period”), to purchase all (but not less than all) of the ABL Debt from the ABL Claimholders. If the Term Claimholders desire to exercise their option to purchase the ABL Debt, the Term Agent shall deliver a written notice (any such notice under this Section 9.1, a “Term Purchase Notice”) to the ABL Agent prior to the expiration of the Term Purchase Option Period.
(b)    A Term Purchase Notice, once delivered, shall be irrevocable. If a Term Purchase Option Trigger shall occur and the Term Agent does not deliver a Term Purchase Notice to the ABL Agent prior to the expiration of the Term Purchase Option Period, the Term Claimholders shall have no further right to purchase, and the ABL Claimholders shall have no further obligation to sell, the ABL Debt pursuant to this Section 9.
9.2    Purchase and Sale. If the Term Agent shall timely deliver a Term Purchase Notice to the ABL Agent, on the date specified in the Term Purchase Notice (which date shall not be less than 3 Business Days, nor more than 10 calendar days, after delivery of the Term Purchase Notice), the ABL Claimholders shall sell to the applicable Term Claimholders, and the applicable Term Claimholders shall purchase from the ABL Claimholders, all of the ABL Debt; provided that the ABL Agent and the other ABL Claimholders shall retain all rights to be indemnified or held harmless by the Grantors in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor. Upon receipt of a Term Purchase Notice, the ABL Agent shall not commence any Enforcement Action (or, if the ABL Agent shall have already commenced Enforcement Action, shall cease such Enforcement Action) against any Collateral; provided that, if for any reason, the Term Claimholders shall fail to complete the purchase of the ABL Debt by the date set forth in the Term Purchase Notice, the ABL Agent shall be entitled to immediately commence (or to continue) Enforcement Action against the ABL Priority Collateral. It is understood and agreed that the Term Agent’s sole responsibility in connection with a potential Term Purchase Option Trigger

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is to, at the written request of the requisite percentage of holders of Term Debt, deliver the Term Purchase Notice to the ABL Agent.
9.3    Payment of Purchase Price. If the Term Agent shall timely deliver a Term Purchase Notice in accordance with Section 9.1(a), upon the date specified in the Term Purchase Notice, the applicable purchasing Term Claimholders shall (i) pay to the ABL Agent for the benefit of the ABL Claimholders as the purchase price therefor an amount equal to 100% of the ABL Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses and indemnification amounts to the extent a claim for such amount has been made on such date but specifically excluding any prepayment premium, termination or similar fees), (ii) furnish cash collateral to the ABL Agent in a manner and in such amounts (not to exceed 103% of the face amount thereof) as is required in accordance with the terms of the ABL Documents in connection with any issued and outstanding Letters of Credit and Bank Product Obligations, (iii) agree to reimburse the ABL Agent and the ABL Claimholders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit and any checks or other payments provisionally credited to the ABL Debt, and/or as to which the ABL Agent has not yet received final payment, and (iv) agree to indemnify and hold harmless the ABL Agent and the other ABL Claimholders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Debt as a direct result of any acts by any Term Claimholder occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the ABL Agent may designate in writing for such purpose.
9.4    Supplemental Purchase Price. Anything contained in this Section 9 to the contrary notwithstanding, in the event that (i) the purchasing Term Claimholders receive all or a portion of any prepayment premium, make-whole obligation or early termination fee payable pursuant to the ABL Documents in cash, (ii) all ABL Debt purchased by such purchasing Term Claimholders including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys’ fees and legal expenses), is repaid in full in cash, and (iii) the ABL Credit Agreement is terminated, in each case, within 180 days following the date on which the purchasing Term Claimholders pay the purchase price described above in Section 9.3, then, within three Business Days after receipt by such applicable Term Claimholders of such amounts, the purchasing Term Claimholders shall pay a supplemental purchase price to the ABL Agent, for the benefit of the ABL Claimholders, in respect of their purchase under this Section 9 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by the purchasing Term Claimholders to which the ABL Claimholders would have been entitled to receive had the purchase under this Section 9 not occurred.
9.5    Resignation. In the event that any one or more of the Term Claimholders exercises and consummates the purchase option set forth in this Section 9, (i) the ABL Agent shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the purchasing Term Claimholders shall have the right, but not the obligation, to require the ABL Agent to immediately resign under the ABL Credit Agreement.
SECTION 10.    ABL PURCHASE OPTION.
10.1    Notice of Exercise.
(a)    If an ABL Purchase Option Trigger shall occur, the ABL Claimholders shall have the right but not the obligation at any time during the period of 15 calendar days following the earlier of (i)

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delivery of written notice by the Term Agent to the ABL Agent of the occurrence of the ABL Purchase Option Trigger and (ii) the ABL Agent’s actual knowledge of the occurrence of such ABL Purchase Option Trigger (such period, the “ABL Purchase Option Period”), to purchase all (but not less than all) of the Term Debt from the Term Claimholders. If the ABL Claimholders desire to exercise their option to purchase the Term Debt, the ABL Agent shall deliver a written notice (any such notice under this Section 10.1, an “ABL Purchase Notice”) to the Term Agent prior to the expiration of the ABL Purchase Option Period.
(b)    An ABL Purchase Notice, once delivered, shall be irrevocable. If an ABL Purchase Option Trigger shall occur and the ABL Agent does not deliver an ABL Purchase Notice to the Term Agent prior to the expiration of the ABL Purchase Option Period, the ABL Claimholders shall have no further right to purchase, and the Term Claimholders shall have no further obligation to sell, the Term Debt pursuant to this Section 10.
10.2    Purchase and Sale. If the ABL Agent shall timely deliver an ABL Purchase Notice to the Term Agent, on the date specified by the ABL Agent in the ABL Purchase Notice (which date shall not be less than 3 Business Days, nor more than 10 calendar days, after delivery of the ABL Purchase Notice), the Term Claimholders shall sell to the applicable ABL Claimholders, and the applicable ABL Claimholders shall purchase from the Term Claimholders, all of the Term Debt; provided that the Term Agent and the other Term Claimholders shall retain all rights to be indemnified or held harmless by the Grantors in accordance with the terms of the Term Documents but shall not retain any rights to the security therefor. Upon receipt of an ABL Purchase Notice, the Term Agent shall not commence any Enforcement Action (or, if the Term Agent shall have already commenced Enforcement Action, shall cease such Enforcement Action) against any Collateral; provided that, if for any reason, the ABL Claimholders shall fail to complete the purchase of the Term Debt by the date set forth in the ABL Purchase Notice, the Term Agent shall be entitled to immediately commence (or to continue) Enforcement Action against the Term Priority Collateral.
10.3    Payment of Purchase Price. If the ABL Agent shall timely deliver an ABL Purchase Notice in accordance with Section 10.1(a), upon the date specified in the ABL Purchase Notice, the applicable purchasing ABL Claimholders shall (i) pay to the Term Claimholders or their designee for the benefit of the Term Claimholders as the purchase price therefor an amount equal to 100% of the Term Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses and indemnification amounts to the extent a claim for such amount has been made on such date but specifically excluding any prepayment premium, termination or similar fees), (ii) agree to reimburse the Term Agent and the Term Claimholders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any checks or other payments provisionally credited to the Term Debt, and/or as to which the Term Agent has not yet received final payment, and (iii) agree to indemnify and hold harmless the Term Agent and the other Term Claimholders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Term Debt as a direct result of any acts by any ABL Claimholder occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the Term Agent may designate in writing for such purpose.
10.4    Supplemental Purchase Price. Anything contained in this Section 10 to the contrary notwithstanding, in the event that (i) the purchasing ABL Claimholders receive all or a portion of any prepayment premium, make-whole obligation or early termination fee payable pursuant to the Term Documents in cash, (ii) all Term Debt purchased by such purchasing ABL Claimholders including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys’ fees and legal expenses), is repaid in full in cash, and (iii) the Term Credit Facility Agreement is terminated, in each case, within 180 days following the date on which the purchasing ABL Claimholders pay the purchase

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price described above in Section 10.3, then, within three Business Days after receipt by such applicable ABL Claimholders of such amounts, the purchasing ABL Claimholders shall pay a supplemental purchase price to the Term Agent, for the benefit of the Term Claimholders, in respect of their purchase under this Section 10 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by the purchasing ABL Claimholders to which the Term Claimholders would have been entitled to receive had the purchase under this Section 10 not occurred.
10.5    Resignation. In the event that any one or more of the ABL Claimholders exercises and consummates the purchase option set forth in this Section 10, (i) Term Agent shall have the right, but not the obligation, to immediately resign under the Term Credit Facility Agreement, and (ii) the purchasing ABL Claimholders shall have the right, but not the obligation, to require Term Agent to immediately resign under the Term Credit Facility Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CITIBANK, N.A., as Initial ABL Agent By: /s/ Allister Chan Name: Allister Chan Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee and as Initial Term Agent By: /s/ Jane Schweiger Name: Jane Schweiger Title: Vice President

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ACKNOWLEDGMENT
Holdings and each of Holdings’ undersigned Subsidiaries hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Intercreditor Agreement”) and agrees to recognize all rights granted by the Intercreditor Agreement to the ABL Claimholders and the Term Claimholders, waive, to the extent permitted by law, the provisions of Section 9-615(a) of the UCC in connection with the application of payments and proceeds of Collateral in accordance with the provisions of the Intercreditor Agreement, and not do any act or perform any obligation which is not in accordance with the agreements set forth in the Intercreditor Agreement. Except as provided in Sections 8.3 and 8.13 of the Intercreditor Agreement, Holdings and each of Holdings’ undersigned Subsidiaries further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Intercreditor Agreement, as amended, restated, supplemented or otherwise modified hereafter.
[Signature Pages Follow]

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WARRIOR MET COAL, INC.

By: /s/ Dale W. Boyles
Name: Dale W. Boyles
Title: Chief Financial Officer

WARRIOR MET COAL INTERMEDIATE HOLDCO, LLC
By: Warrior Met Coal, Inc., its sole member and manager

By: /s/ Dale W. Boyles
Name: Dale W. Boyles
Title: Chief Financial Officer

WARRIOR MET COAL GAS, LLC
WARRIOR MET COAL MINING, LLC
WARRIOR MET COAL TRI, LLC
WARRIOR MET COAL BCE, LLC
WARRIOR MET COAL LAND, LLC
WARRIOR MET COAL WV, LLC
WARRIOR MET COAL LA, LLC

By: /s/ Dale W. Boyles
Name: Dale W. Boyles
Title: Chief Financial Officer

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EXHIBIT A TO THE
INTERCREDITOR AGREEMENT
[Form of]
ADDITIONAL JOINDER AGREEMENT
[Name of Additional Term Debt Agent]
[Address of Additional Term Debt Agent]
[Date]
[Names of the ABL Agent and Term Agent]
[Addresses of the ABL Agent and Term Agent]
The undersigned, together with its successors and assigns (the “New Secured Agent”) under [identify Additional Term Debt Agreement] (the “New Secured Agreement”), is the Additional Term Debt Agent for Persons (the “New Secured Claimholders”) wishing to become Term Claimholders under and as defined in the Intercreditor Agreement, dated as of November 2, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Intercreditor Agreement” (terms used without definition herein have the meanings assigned to such terms by the Intercreditor Agreement)), among the ABL Agent thereunder and each Term Agent thereunder.
In consideration of the foregoing, the undersigned hereby:
(i)    represents that the New Secured Claimholders have authorized the New Secured Agent to become a party to the Intercreditor Agreement on behalf of such New Secured Claimholders and to act as the Additional Term Debt Agent on behalf of such New Secured Claimholders thereunder;
(ii)    acknowledges that the New Secured Agent has received a copy of the Intercreditor Agreement;
(iii)    acknowledges on behalf of itself and the other New Secured Claimholders that the obligations under the New Secured Agreement constitute Term Debt for all purposes of the Intercreditor Agreement; and
(iv)    accepts and acknowledges, on behalf of itself and the New Secured Claimholders, the terms of the Intercreditor Agreement applicable to the Additional Term Debt Agent and the other Term Claimholders and agrees on its own behalf and on behalf of the New Secured Claimholders to be bound by the terms thereof applicable to holders of Term Debt, with all the rights, duties and obligations of the Term Claimholders under the Intercreditor Agreement and to be bound by all the provisions thereof as fully as if they had been named as Term Claimholders on the effective date of the Intercreditor Agreement and agrees that the New Secured Agent’s address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:
[Address]
THIS ADDITIONAL JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY,

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AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
[_____] is entering into the Intercreditor Agreement pursuant to this joinder agreement in its capacity as [identify capacity] under the [identify Additional Term Debt Agreement] and the rights, powers, privileges and protections afforded to the [identify capacity] under the [identify Additional Term Debt Agreement] shall also apply to [_____] as an Additional Term Debt Agent under the Intercreditor Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has caused this Additional Joinder Agreement to be duly executed by its authorized officer as of the date first written above.

[NAME OF NEW SECURED AGENT] By: Name: Title:

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Holdings hereby represents and warrants to each Agent on the date hereof that the indebtedness evidenced by the New Secured Agreement meets the requirements set forth in the definition of, and is hereby designated as, Additional Term Debt under the Intercreditor Agreement.
WARRIOR MET COAL, INC.,
as Holdings

By:    ____________________________
    Name:
    Title:

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EXHIBIT B TO THE
INTERCREDITOR AGREEMENT
[Form of]
GRANTOR JOINDER AGREEMENT
[DATE]
The undersigned hereby agrees to be bound as a Grantor for purposes of the Intercreditor Agreement, dated as of November 2, 2017 (as amended, restated, supplemented and/or otherwise modified on or prior to the date hereof, the “Intercreditor Agreement”), among Citibank, N.A., as the Initial ABL Agent, Wilmington Trust, National Association, in its capacity as the Initial Term Agent, and each Additional Term Debt Agent, and the undersigned hereby acknowledges receipt of a copy of the Intercreditor Agreement. In addition, the undersigned hereby agrees to recognize all rights granted by the Intercreditor Agreement to the ABL Claimholders and the Term Claimholders, waive, to the extent permitted by law, the provisions of Section 9-615(a) of the UCC in connection with the application of payments and proceeds of Collateral in accordance with the provisions of the Intercreditor Agreement, agree that it will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Intercreditor Agreement. Except as provided in Sections 8.3 and 8.13 of the Intercreditor Agreement, the undersigned further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement, as amended, restated, supplemented or otherwise modified hereafter. Capitalized terms used but not defined herein shall have the meanings set forth in the Intercreditor Agreement.

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IN WITNESS HEREOF, the undersigned has caused this Grantor Joinder Agreement to be duly executed and delivered as of the date first written above.

[NAME OF NEW GRANTOR] By: Name: Title:

ACKNOWLEDGED AND AGREED as of the date first above written: [_____], as ABL Agent By: Name: Title:
[_____], as Term Agent By: Name: Title:

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SCHEDULE 1

NOTICES

If to the Initial Term Agent:

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Warrior Met Coal, Inc. Administrator
Fax: 612-217-5651

If to the Initial ABL Agent:

Citibank, N.A.
390 Greenwich St. 1st Floor
New York, NY 10013
Attn: Shane Azzara
Tel: (212) 723-3748
Fax: (646) 291-3359
E-mail: shane.azzara@citi.com

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